364-DAY CREDIT AGREEMENT

               Dated as of April 1, 1998


                         Among


                     TEXTRON INC.,

               THE BANKS LISTED HEREIN,

      MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                   as Administrative Agent

                          and

               THE CHASE MANHATTAN BANK,
               CITICORP SECURITIES, INC.

                          and

          DEUTSCHE BANK AG, NEW YORK BRANCH,

               as Co-Syndication Agents

                ______________________

             J.P. MORGAN SECURITIES INC.,
                       Arranger








                  TABLE OF CONTENTS


                                                   Page

       ARTICLE 1Definitions and Accounting Terms


Section 1.01.  Definitions                            1
Section 1.02.  Accounting Terms                      18
Section 1.03.  Currency Equivalents                  18

 ARTICLE 2Amounts and Terms of Commitments and Loans;
                         Notes


Section 2.01.  Revolving Loans                       18
Section 2.02.  Competitive Bid Loans                 22
Section 2.03.  Notices of Other Currencies           24
Section 2.04.  Substitution of Euro for National
     Currency                                        25
Section 2.05.  Notices of Conversion/Continuation    25
Section 2.06.  The Revolving Notes and Competitive
     Bid Notes                                       26
Section 2.07.  Pro Rata Borrowings                   27
Section 2.08.  Interest                              28
Section 2.09.  Commissions and Fees                  31
Section 2.10.  Reductions in Commitments;
     Repayments and Payments                         32
Section 2.11.  Use of Proceeds                       37
Section 2.12.  Special Provisions Governing
     Eurocurrency Rate Loans and/or Competitive
     Bid Loans                                       37
Section 2.13.  Capital Requirements                  44
Section 2.14.  Regulation D Compensation             45

             ARTICLE 3Conditions to Loans


Section 3.01.  Conditions to Initial Loans           45
Section 3.02.  Conditions to All Loans               47
Section 3.03.  Conditions to All Competitive Bid
     Loans                                           48
Section 3.04.  Conditions to Loans to Subsidiary
     Borrowers                                       48

        ARTICLE 4Representations and Warranties


Section 4.01.  Organization, Powers and Good
     Standing                                        50
Section 4.02.  Authorization of Borrowing, Etc       50
Section 4.03.  Financial Condition                   51
Section 4.04.  No Adverse Material Change            52
Section 4.05.  Litigation                            52
Section 4.06.  Payment of Taxes                      52
Section 4.07.  Governmental Regulation               52
Section 4.08.  Securities Activities                 52
Section 4.09.  ERISA Compliance                      52
Section 4.10.  Certain Fees                          53

            ARTICLE 5Affirmative Covenants


Section 5.01.  Financial Statements and Other
     Reports                                         54
Section 5.02.  Conduct of Business and Corporate
     Existence                                       56
Section 5.03.  Payment of Taxes                      56
Section 5.04.  Maintenance of Properties;
     Insurance                                       56
Section 5.05.  Inspection                            56
Section 5.06.  Compliance with Laws                  57

              ARTICLE 6Negative Covenants


Section 6.01.  Merger                                57
Section 6.02.  Liens                                 58
Section 6.03.  Financial Covenants                   59
Section 6.04.  Existing Subordinated Debt            59
Section 6.05.  Use of Proceeds                       60

              ARTICLE 7Events of Default


Section 7.01.  Failure to Make Payments When Due     60
Section 7.02.  Default in Other Agreements           60
Section 7.03.  Breach of Certain Covenants           61
Section 7.04.  Breach of Warranty                    61
Section 7.05.  Other Defaults under Agreement        61
Section 7.06.  Involuntary Bankruptcy; Appointment
     of Receiver, etc                                61
Section 7.07.  Voluntary Bankruptcy; Appointment
     of Receiver, etc                                62
Section 7.08.  Judgments and Attachments             62
Section 7.09.  Dissolution                           62
Section 7.10.  ERISA Title IV Liabilities            62
Section 7.11.  Redenomination Upon Acceleration      63

                    ARTICLE 8Agents


Section 8.01.  Appointment                           64
Section 8.02.  Powers; General Immunity              64
Section 8.03.  Representations and Warranties; No
     Responsibility for Appraisal of
     Creditworthiness                                66
Section 8.04.  Right to Indemnity                    66
Section 8.05.  Payee of Note Treated as Owner        67
Section 8.06.  Resignation by the Agents             67
Section 8.07.  Successor Agents                      67

                  ARTICLE 9Guarantee


Section 9.01.  Guarantee                             68
Section 9.02.  Obligation Not Affected by Certain
     Events                                          68
Section 9.03.   Guarantee of Payment                 69
Section 9.04.  Obligation Not Subject to
     Limitation                                      69
Section 9.05.  Order of Payment                      69
Section 9.06.  Waiver by the Company                 70

                ARTICLE 10Miscellaneous


Section 10.01.  Benefit of Agreement                 71
Section 10.02.  Expenses                             73
Section 10.03.  Indemnity                            74
Section 10.04.  Setoff                               74
Section 10.05.  Ratable Sharing                      75
Section 10.06.  Amendments and Waivers               76
Section 10.07.  Independence of Covenants            77
Section 10.08.  Notices                              77
Section 10.09.  Survival of Warranties and Certain
     Agreements                                      77
Section 10.10.  Failure or Indulgence Not Waiver;
     Remedies Cumulative                             78
Section 10.11.  Severability                         78
Section 10.12.  Obligations Several; Independent
     Nature of Banks' Rights                         78
Section 10.13.  Headings                             78
Section 10.14.  Applicable Law, Consent To
     Jurisdiction                                    78
Section 10.15.  Successors and Assigns; Subsequent
     Holders of Notes                                79
Section 10.16.  Counterparts; Effectiveness          79
Section 10.17.  Judgment Currency                    80




                       EXHIBITS

Exhibit A-1    -    Form of Revolving Note
Exhibit A-2    -    Form of Competitive Bid Note
Exhibit B -    Form of Opinion of Wayne W. Juchatz,
Esq.
               General Counsel of the Company
Exhibit C -    Form of Opinion of Davis Polk & Wardwell
Exhibit D-1    -    Form of Notice of Syndicated
Borrowing
Exhibit D-2    -    Form of Notice of Competitive Bid
Borrowing
Exhibit D-3    -    Form of Notice of
Conversion/Continuation
Exhibit E -    Form of Compliance Certificate
Exhibit F -    Form of Transfer Supplement
Exhibit G -    Form of Loan Assumption Agreement
               364-DAY CREDIT AGREEMENT

     364-DAY CREDIT AGREEMENT, dated as of April 1,
1998, among TEXTRON INC., a Delaware corporation
(together with its successors, the "Company"), the BANKS signatory hereto (each a "Bank" and collectively the "Banks"), MORGAN GUARANTY TRUST COMPANY OF NEW
YORK, as Administrative Agent for the Banks (together with its successors in such capacity, the "Administrative Agent") and THE CHASE MANHATTAN BANK,
CITICORP SECURITIES, INC. and DEUTSCHE BANK AG, NEW
YORK BRANCH, as Co-Syndication Agents for the Banks
(together with their successors in such capacity, the "Co-Syndication Agents").

                 W I T N E S S E T H

     WHEREAS, the Company owns directly or indirectly all of the outstanding shares of capital stock of each of the Subsidiary Borrowers;

     WHEREAS, the Company desires that the Banks extend certain credit facilities to the Company and the Subsidiary Borrowers for the purposes set forth in
Section 2.11; and

     WHEREAS, each Bank is willing to extend its commitment to make loans to the Company and the Subsidiary Borrowers for such purposes on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company, the Banks and the Agents agree as follows:



                       ARTICLE 1

           Definitions and Accounting Terms

     Section 1.1.  Definitions.  As used in this
Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     " Absolute Rate" has the meaning set forth in
Section 2.02(c).

     "Absolute Rate Auction" means a solicitation of offers to make Competitive Bid Loans setting forth
Absolute Rates.

     "Account" means:

          (a)   with respect to a Borrower, the account
     specified in the    Notice of Borrowing or Notice
     of Competitive Bid Borrowing which, for Dollars, shall be with an institution located in New York
     City, and, for any Alternative Currency, shall be with an institution located in the same country as the Account of the Administrative Agent for the requested currency; and

          (b)  with respect to the Administrative Agent
     or any Bank, (i)    for Dollars, the account
     maintained at its New York Office (in the case of the Administrative Agent) or at its Applicable
     Lending Office for Base Rate Loans (in the case of any Bank) and (ii) for any Alternative Currency, an account with an institution located in the country whose currency is the relevant Alternative
     Currency or such other country as is mutually agreed to by the applicable Borrower and the Administrative Agent, the applicable Borrower and such Bank, or such Bank and the Administrative
     Agent, as the case may be, as shall have been notified by the Administrative Agent to the Banks, by such Bank to the applicable Borrower, or by such Bank to the Administrative Agent, as the case may be, by not less than four (4) Business Days' notice.

     "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement.

     "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Bank and returned to the Administrative Agent
(with a copy to the Company).

     "Affected Bank" means any Bank affected by any of the events described in Section 2.12(b) or 2.12(c) hereof.

     "Affiliate" means, with respect to any Person, any Person or group of Persons acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons acting in concert, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agent" means any of the Administrative Agent and the Co-Syndication Agents, and "Agents" means any two or more of them.

     "Agent's Other Currency Notice" has the meaning specified in Section 2.03 of this Agreement.

     "Alternative Currency" or "Alternative Currencies" means, with respect to any Loan,

   (a)  Belgian Francs, British Pounds Sterling,
Canadian Dollars, Deutsche Marks, French Francs,
Italian Lire and Spanish Pesetas, and

   (b) any other lawful currency that is freely transferable and freely convertible into Dollars and that has been approved by each Bank in accordance with
Section 2.03 of this Agreement.

     "Agreement" means this 364-Day Credit Agreement, as the same may at any time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms hereof.

     "Applicable Lending Office" means, for any Bank with respect to its Loans of any particular type and/or any particular currency, the office, branch or affiliate of such Bank specified as the booking office therefor in such Bank's Administrative Questionnaire, or such other office, branch or affiliate of such Bank as such Bank may specify from time to time for such purpose by notice to the Company and the Administrative
Agent.

     "Applicable Margin" has the meaning set forth in
Section 2.08.

     "Bank" and "Banks" have the respective meanings assigned to those terms in the introduction to this Agreement and its or their successors and permitted assigns.

     "Bankruptcy Code" means Title 11 of the United
States Code entitled "Bankruptcy," as from time to time amended and any successor statutes.

     "Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

     "Base Rate Loans" are Syndicated Loans whose interest rate is based on Base Rate.

     "Belgian Franc", "Belgian Francs", or "BF" means the lawful currency of Belgium.

     "BF LIBOR" means, with respect to any Interest
Rate Determination Date for any Loans denominated in Belgian Francs, an interest rate per annum that is set forth on the Reuters dealing page BEFIXING (or any page that may replace such page from time to time) as of 11:00 A.M. (London time) on such Interest Rate
Determination Date for Belgian Franc deposits comparable in amount to the aggregate principal amount of such Belgian Franc denominated Loans and having a tenor equal to the duration of the applicable Interest
Period.

     "Bid Margin" has the meaning set forth in Section
2.02(c).

     "Board" means the Board of Governors of the Federal Reserve System.

     "Borrower" means each of the Company and each Subsidiary Borrower.

     "Borrowing" means a borrowing of Loans hereunder.

     "BP LIBOR" means, with respect to any Interest
Rate Determination Date for any Loans denominated in British Pounds Sterling, an interest rate per annum equal to the rate that is set forth on page 3750 of the Dow Jones Telerate Service (or any page that may replace such page from time to time) as of 11:00 A.M.
(London time) on such Interest Rate Determination Date for British Pound Sterling deposits comparable in amount to the aggregate principal amount of such British Pounds Sterling denominated Loans and having a tenor equal to the duration of the applicable Interest
Period.

     "British Pound Sterling",  "British Pounds
Sterling" and the sign "BPS" mean the lawful currency of the United Kingdom.

     "Business Day" means a day of the year

          (a)  on which banks are not required or
     authorized by law to     close in New York City;

          (b)  if the applicable Business Day relates
     to any Eurocurrency      Loan or Competitive Bid
     LIBOR Loan, on which each Bank carries on dealings in the London interbank and foreign exchange markets; and

          (c)  if the applicable Business Day relates
     to any Loan in a    currency other than Dollars,
     on which banks are not required or authorized to close in the city of the jurisdiction of such currency where the major financial markets for such jurisdiction are located and in the city of the jurisdiction of such currency where the Administrative Agent's Account and the Borrower's
     Account are located.

     "Canadian Dollar", "Canadian Dollars" or "C$" means the lawful currency of Canada.

     "C$ LIBOR" means, with respect to any Interest
Rate Determination Date for any Loans denominated in Canadian Dollars, an interest rate per annum equal to the rate that is set forth on page 3740 of the Dow
Jones Telerate Service (or any page that may replace such page from time to time) as of 11:00 A.M. (London time) on such Interest Rate Determination Date for Canadian Dollar deposits comparable in amount to the aggregate principal amount of such Canadian Dollar denominated Loans and having a tenor equal to the duration of the applicable Interest Period.

     "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "Code" means the Internal Revenue Code of 1986, as from time to time amended. Any reference to the Code shall include a reference to corresponding provisions of any subsequent revenue law.

     "Commitment" means, at any time any determination thereof is to be made, the commitment (whether or not then utilized) of each Bank then in effect to extend credit hereunder, which initially shall be for each Bank the amount specified on the signature page hereto for such Bank.

     "Company" has the meaning assigned to that term in the introduction to this Agreement.

     "Competitive Bid Absolute Rate Loan" means a
Competitive Bid Loan made by a Bank pursuant to Absolute Rate Auction.

     "Competitive Bid Loan" means a Loan bearing interest at such rate and for such interest period, and on such other terms not inconsistent with the terms of this Agreement, as the applicable Borrower and the Bank making such Loan may mutually agree and which Loan is requested pursuant to a Notice of Competitive Bid
Borrowing.

     "Competitive Bid Notes" means the promissory notes of the Borrowers issued pursuant to Section 2.06(b) hereto in substantially the form of Exhibit A-2 hereto.

     "Competitive Bid LIBOR Loan" means a Competitive
Bid Loan made by a Bank pursuant to a LIBOR Auction.

     "Compliance Certificate" means a certificate substantially in the form annexed hereto as Exhibit E delivered to the Banks by the Company pursuant to
Section 5.01(b)(i)(B).

     "Consolidated EBITDA" means, without duplication, for any consecutive four fiscal quarter period, the sum of the amounts for such period of (i) the Company's
Consolidated Net Income, excluding therefrom any extraordinary items of gain or loss, plus (ii) the aggregate amount of cash dividends actually received by the Company or any of its Subsidiaries in respect of the capital stock of any Finance Company or Insurance
Company and payable out of the net income for such period in which paid of any such Finance Company or Insurance Company, plus (iii) the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (a) the provision for taxes based on income of the Company and its Subsidiaries,
(b) Consolidated Interest Expense and (c) depreciation and amortization, all as determined on a consolidated basis for the Company and its Subsidiaries in conformity with GAAP.

     "Consolidated Interest Expense" means, for any consecutive four fiscal quarter period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Company and its Subsidiaries, all as determined on a consolidated basis in conformity with GAAP, with respect to all outstanding Indebtedness of the Company and its Subsidiaries.

     "Consolidated Net Income" means, for any consecutive four fiscal quarter period, the net income
(or loss) of any Person (for purposes of this definition "Parent") and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP;
provided that there shall be excluded, the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Parent or is merged into or consolidated with Parent or any of its Subsidiaries or that Person's assets are acquired by Parent or any of its Subsidiaries.

     "Consolidated Net Worth" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus/minus marketable equity securities valuation adjustment plus retained earnings
(or minus accumulated deficit) plus $679,500,000 less the cost of treasury stock of the Company and its Subsidiaries on a consolidated basis (but excluding the effects of foreign currency translation adjustments under Financial Accounting Standards Board Statement
No. 52) calculated in conformity with GAAP.

     "Contractual Obligation", as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust or other similar instrument of that Person under which Indebtedness is outstanding or secured or by which that Person or any of its properties is bound or to which that Person or any of its properties is subject.

     "Co-Syndication Agents" has the meaning assigned to that term in the introduction to this Agreement.

     "Currency Equivalent" means, on any date of determination, (a) the equivalent in Dollars of any amount of an Alternative Currency determined at the rate of exchange quoted by the Administrative Agent in New York City, at 11:00 A.M. (New York City time) on the date on which such equivalent is to be determined for the spot purchase in the New York foreign exchange market for such amount of Alternative Currency with Dollars, (b) the equivalent in any Alternative Currency of any amount of any other Alternative Currency determined at the rate of exchange quoted by the Administrative Agent in New York City, at 11:00 A.M.
(New York City time) on the date on which such equivalent is determined for the spot purchase in the New York foreign exchange market for such amount for the Alternative Currency with such other Alternative
Currency, and (c) the equivalent in any Alternative
Currency of any amount of Dollars determined, at the rate of exchange quoted by the Administrative Agent in New York City, at 11:00 A.M. (New York City time) on the date on which such equivalent is to be determined for the spot purchase in the New York foreign exchange market for such amount of Dollars with such Alternative
Currency.

     "Designation Date" means, with respect to any Subsidiary of the Company, the date on which the Company designates such Subsidiary as a Subsidiary
Borrower.

     "Deutsche Mark", "Deutsche Marks" and "DM" mean the lawful currency of the Federal Republic of Germany.

     "DM LIBOR" means, with respect to any Interest
Rate Determination Date for any Loans denominated in Deutsche Marks, an interest rate per annum equal to the rate that is set forth on page 3750 of the Dow Jones
Telerate Service (or any other page that may replace such page from time to time) as of 11:00 A.M. (London time) on such Interest Rate Determination Date for Deutsche Mark deposits comparable in amount to the aggregate principal amount of such Deutsche Mark denominated Loans and having a tenor equal to the duration of the applicable Interest Period.

     "Dollar", "Dollars" and the sign "$" mean the lawful currency of the United States.

     "Effective Date" has the meaning assigned to that term in Section 10.16 hereof.

     "ERISA" means the Employee Retirement Income
Security Act of 1974, as from time to time amended, and any successor statute.

     "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code or is a member of a controlled group, as defined in Section 414(b) of the Code, which includes such Person.

     "Euro" means the currency of participating member states of the European Union that adopt a single currency in accordance with the Treaty on European
Union signed February 7, 1992.

     "Eurocurrency Rate" means, for any Interest Rate
Determination Date either (a) (i) for Loans denominated in Dollars, US LIBOR; (ii) for Loans denominated in
French Francs, FF LIBOR; (iii) for Loans denominated in
Deutsche Marks, DM LIBOR; (iv) for Loans denominated in
Italian Lire, IL LIBOR; (v) for Loans denominated in
British Pounds Sterling, BP LIBOR; (vi) for Loans denominated in Belgian Francs, BF LIBOR, (vii) for
Loans denominated in Canadian Dollars, C$ LIBOR, (viii) for Loans denominated in Spanish Pesetas, SP LIBOR; and
(ix) for Loans denominated in any other Alternative
Currency, an interest rate per annum equal to the rate set forth on the applicable page of the Dow Jones
Telerate Service for such currency as of 11:00 A.M.
(London time) on the second Business Day prior to the first day of the applicable Interest Period for deposits in the applicable currency comparable in amount to the then outstanding principal amount of such loan denominated in the applicable currency and having a tenor equal to the duration of the applicable
Interest Period; or (b) if a rate cannot be determined pursuant to clause (a) above, a rate per annum equal to the arithmetic average (rounded upwards to the nearest
1/16 of 1%) of the offered quotation, if any, to first class banks in the Eurocurrency market by each of the Reference Banks for deposits in the applicable currency with maturities comparable to the Interest Period for which such Eurocurrency Rate will apply as of approximately 10:00 A.M. (New York time) two Business
Days prior to the commencement of such Interest Period.
If any Reference Bank fails to provide its offered quotation to the Administrative Agent, the Eurocurrency
Rate shall be determined on the basis of the offered quotation(s) by the other Reference Bank(s).

     "Eurocurrency Rate Loans" means Syndicated Loans or portions thereof during the period in which such Loans bear interest at rates determined in accordance with Section 2.08(a)(i)(A) hereof.

     "Eurocurrency Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve
System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United
States office of any Bank to United States residents).

     "Event of Default" has

      the meaning assigned to that term in Section 7 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended, and any successor statutes.

     "Existing Subordinated Debt" means the
indebtedness of the Company outstanding on the date of this Agreement pursuant to the Indenture dated as of May 1, 1985 with The Chase Manhattan Bank, N.A., as
Trustee, as the same has been supplemented by the First
Supplemental Subordinated Indenture and as in effect on the date of this Agreement.

     "Federal Funds Rate" means on any one day the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day by the Federal Reserve Bank of New York, provided that if such day is not a Business Day, the Federal Funds Rate shall be measured as of the immediately preceding Business Day.

     "FF LIBOR" means, with respect to any Interest
Rate Determination Date for any Loans denominated in French Francs, an interest rate per annum equal to the rate that is set forth on page 3740 of the Dow Jones
Telerate Service (or any other page that may replace such page from time to time) as of 11:00 A.M. (London time) on such Interest Rate Determination Date for French Franc deposits comparable in amount to the aggregate principal amount of such French Franc denominated Loans and having a tenor equal to the duration of the applicable Interest Period.

     "Final Maturity Date" means March 31, 1999.

     "Finance Company" means any subsidiary of the Company which is primarily engaged in the business of a finance company.

     "French Franc", "French Francs" and "FF" means the lawful currency of the Republic of France.

     "Funding Date" means the date of the funding of a Loan made pursuant to a Notice of Borrowing but does not mean the date of any conversion or continuation of the interest rate applicable to any Loan pursuant to a Notice of Conversion/Continuation.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial
Accounting Standards Board as in effect on January 3,
1998 and applicable to and used by the Company in the preparation of the audited financial statements of the Company included in the Company's report on Form 10-K for the fiscal year ended January 3, 1998.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "IL LIBOR" means, with respect to any Interest
Rate Determination Date for any Loans denominated in Italian Lire, an interest rate per annum equal to the rate that is set forth on page 3740 of the Dow Jones
Telerate Service (or any other page that may replace such page from time to time) as of 11:00 A.M. (London time) on such Interest Rate Determination Date for Italian Lire deposits comparable in amount to the aggregate principal amount of such Italian Lire denominated Loans and having a tenor equal to the duration of the applicable Interest Period

     "Indebtedness", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money of that Person, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet of that Person in conformity with GAAP, (iii) notes payable of that Person and drafts accepted by that Person representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation of that Person owed for all or any part of the deferred purchase price of property or services which purchase price is (a) due more than twelve months from the date of incurrence of the obligation in respect thereof, or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (vi) any guarantee of that Person, direct or indirect, of any indebtedness, note payable, draft accepted, or obligation described in clauses (i)-(v) above of any other Person.

     "Initial Loans" means the initial Loans made under this Agreement.

     "Insurance Company" means any subsidiary of the Company which is primarily engaged in the business of an insurance company.

     "Interest Payment Date" means, (x) with respect to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Eurocurrency Rate
Loan; provided that in the case of each Interest Period of six months, "Interest Payment Date" shall also include each Interest Period Anniversary Date (or if such day is not a Business Day, then the next succeeding Business Day) for such Interest Period and
(y) in the case of any Base Rate Loan, the last
Business Day of each calendar quarter.

     "Interest Period" means any interest period applicable to a Eurocurrency Rate Loan or Competitive
Bid Loan as determined pursuant to Section 2.08(b) hereof.

     "Interest Period Anniversary Date" means, for each
Interest Period applicable to a Eurocurrency Rate Loan which is six months, the three-month anniversary of the commencement of that Interest Period.

     "Interest Rate Determination Date" means each date for calculating the Eurocurrency Rate for purposes of determining the interest rate in respect of an Interest
Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period.

     "Italian Lira", "Italian Lire" or "IL" means the lawful currency of the Republic of Italy.

     "LIBOR Auction" means a solicitation of offers to make Competitive Bid Loans setting forth Bid Margins.

     "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Loans" means one or more of the Syndicated Loans, Competitive Bid Loans or any combination thereof whether denominated in Dollars or an Alternative
Currency.

     "Margin Stock" has the meaning assigned to that term in Regulation U of the Board as in effect from time to time.

     "Material Adverse Effect" means a material adverse effect on the business, operations, properties, assets or financial condition of the Company and its Subsidiaries, taken as a whole.

     "Morgan means Morgan Guaranty Trust Company of New
York, and its successors.

     "Multiemployer Plan" has the meaning assigned to that term in Section 4001(a)(3) of ERISA.

     "New York Office" means, for the Administrative
Agent, the office in New York City specified in or pursuant to Section 10.08.

     "1993 Credit Agreement" has the meaning assigned to that term in Section 3.01(d).

     "Notes" means the Revolving Notes, the Competitive
Bid Notes, or any combination thereof.

     "Notice of Borrowing" means any Notice of Syndicated Borrowing, Notice of Competitive Bid
Borrowing or any combination thereof.

     "Notice of Competitive Bid Borrowing" has the meaning assigned to that term in Section 2.02(b) hereof and shall be substantially in the form of Exhibit D-2 hereof.

     "Notice of Conversion/Continuation" means any notice delivered pursuant to Section 2.05(a) hereof and shall be substantially in the form of Exhibit D-3 hereto.

     "Notice of Syndicated Borrowing" has the meaning assigned to that term in Section 2.01(b) hereof and shall be substantially in the form of Exhibit D-1 hereto.

     "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer), its President, any Vice President of such corporation, its Chief Financial Officer, its Treasurer or any Assistant Treasurer of such corporation.

     "Other Currency Notice" has the meaning specified in Section 2.03.

     "Other Currency Obligation" has the meaning specified in Section 7.11.

     "PBGC" means the Pension Benefit Guaranty
Corporation created by Section 4002(a) of ERISA or any successor thereto.

     "Pension Plan" means any plan (other than a Multi employer Plan) described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which may be, is or has been established or maintained, or to which contributions may be, are or have been made by the Company or any of its ERISA Affiliates or as to which the Company would be considered as a "contributing sponsor" for purposes of Title IV of ERISA at any relevant time.

     "Permitted Encumbrances" means:

               (i)  Liens for taxes, assessments or
          governmental charges or claims the payment of which is not at the time required by subsection 5.03;

               (ii) Statutory Liens of landlords and
          Liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles then in effect, shall have been made therefor;

               (iii)     Liens (other than any Lien
          imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (iv) Any attachment or judgment Lien
          individually or in the aggregate not in
          excess of $50,000,000 unless the judgment it secures shall, within 30 days after the entry thereof, not have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

               (v)  Leases or subleases granted to
          others not interfering in any material
          respect with the business of the Company or any of its Subsidiaries;

               (vi) Easements, rights-of-way,
          restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

               (vii)     Any interest or title of a
          lessor under any lease;

               (viii)    Liens arising from UCC
          financing statements regarding leases; and

               (ix) Liens in favor of customs and
          revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods incurred in the ordinary course of business.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and any Governmental Authority.

     "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "Prime Rate" shall mean the rate which Morgan announces from time to time as its prime rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.
Morgan may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "Pro Rata Share or pro rata Share" means, when used with reference to any Bank and any described aggregate or total amount, the percentage designated as such Bank's Pro Rata Share set forth under the name of such Bank on the applicable signature page of this Agreement.

     "Redenominate", "Redenomination" and
"Redenominated" each refers to redenomination of any Loan in an Alternative Currency into Dollars or any other Alternative Currency pursuant to Sections 2.12(m) and 7.11.

     "Reference Banks" means Morgan, The Chase
Manhattan Bank, Citibank, N.A., and Deutsche Bank AG.

     "Regulation D" means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Reportable Event" means a "reportable event" described in Section 4043(b) of ERISA or in the regulations thereunder notice of which to PBGC is required within 30 days after the occurrence thereof, or receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to Section
4204 of ERISA.

     "Required Banks" means, as at any time any determination thereof is to be made, the Banks holding at least 66-2/3% of the aggregate Commitments of all the Banks or, if no Commitments are in effect, 66-2/3% of Loans outstanding.

     "Restricted Subsidiary" means each Subsidiary (or a group of Subsidiaries that would constitute a Restricted Subsidiary if consolidated and which are engaged in the same or related lines of business) of the Company now existing or hereafter acquired or formed by the Company which (x) for the most recent fiscal year of the Company, accounted for more than 5% of the consolidated revenues of the Company and its Subsidiaries, or (y) as at the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Company and its Subsidiaries. For purposes of this definition, the proviso to the definition of Subsidiary shall not be applicable.

     "Revolving Notes" means the promissory notes of the Borrowers issued pursuant to Section 2.06(a) hereof in substantially the form of Exhibit A-1 hereto.

     "Securities Act" means the Securities Act of 1933, as from time to time amended, and any successor statutes.

     "Specified Currency" has the meaning specified in
Section 10.17 of this Agreement.

     "SP LIBOR" means, with respect to any Interest
Rate Determination Date for any Loans denominated in Spanish Pesetas, an interest rate per annum equal to the rate that is set forth on page 3740 of the Dow
Jones Telerate Service (or any other page that may replace such page from time to time) as of 11:00 A.M.
(London time) on such Interest Rate Determination Date for Spanish Peseta deposits comparable in amount to the aggregate principal amount of such Spanish Peseta denominated Loans and having a tenor equal to the duration of the applicable Interest Period.

     "Spanish Peseta", "Spanish Pesetas" or "SP" means the lawful currency of the Kingdom of Spain.

     "Subsidiary" means, in respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; provided, however, that no Finance Company or Insurance Company or any Subsidiary of any Finance Company or Insurance Company shall be treated as a Subsidiary of the Company.

     "Subsidiary Borrower" means any Subsidiary of the Company designated as such in writing by the Company;
provided that such Subsidiary shall enter into a Loan
Assumption Agreement in the form annexed hereto as Exhibit G appropriately completed and that no Loan shall be made to such Subsidiary until Section 3.04 has been complied with as to such Subsidiary.

     "Syndicated Loan" means a Loan which is made as part of a Borrowing, is made collectively by the Banks based on each Bank's Pro Rata Share of such Loan, is made as either a Base Rate Loan or a Eurocurrency Rate
Loan and is requested pursuant to a Notice of Syndicated Borrowing.

     "Termination Event" means (i) a Reportable Event with respect to any Pension Plan, or (ii) the withdrawal of the Company or any of its ERISA
Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan (including any such notice with respect to a Pension Plan amendment referred to in Section 4041(e) of ERISA), or
(iv) the institution of proceedings to terminate a Pension Plan by the PBGC, or (v) any other event or condition which, to the best knowledge of the Company, would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

     "Textron Affiliate," as applied to the Company, means any Person or Persons directly or indirectly controlling the Company. For purposes of this definition, controlling, as applied to the Company, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities or by contract or otherwise. Neither any Bank nor any parent of any Bank nor any Subsidiary of any such Bank or parent shall be treated as a Textron Affiliate.

     "Textron Affiliate Amount" means, as at any date of determination, the then aggregate outstanding amount of all loans and/or advances to any Textron Affiliate from the Company or any Subsidiary of the Company
(without giving effect to the proviso to the definition of Subsidiary).

     "Total Commitment" means, as at any date of determination, the aggregate Commitments of all Banks then in effect (as such Commitments may be reduced from time to time pursuant to Section 2.10(a) hereof). The original amount of the Total Commitment is $500,000,000.

     "Type" means, in respect of any Syndicated Loan, any type of Syndicated Loan, i.e., either a Base Rate
Loan or a Eurocurrency Rate Loan.

     "United States Dollars" or "U.S. Dollars" or "$" means such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

     "US LIBOR" means, with respect to any Interest
Rate Determination Date for any Loans denominated in Dollars, an interest rate per annum equal to the rate that is set forth on page 3750 of the Dow Jones
Telerate Service (or any other page that may replace such page from time to time) as of 11:00 A.M. (London time) on such Interest Rate Determination Date for Dollar deposits comparable in amount to the aggregate principal amount of such Dollar denominated Loans and having a tenor equal to the duration of the applicable
Interest Period.

     Section 1.2.  Accounting Terms.  For the purposes
of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

     Section 1.3.  Currency Equivalents.  For purposes
of determining in any currency any amount outstanding in another currency, the Currency Equivalent of such second currency on the date of determination shall be used. If any reference to any Loan or other amount herein would include amounts in Dollars and in one or more Alternative Currencies or to an amount in Dollars that in fact is in one or more Alternative Currencies, such reference (whether or not it expressly so provides) shall be deemed to refer, to the extent it includes an amount in any Alternative Currency, to the Currency Equivalent in Dollars of such amount at the time of determination.



                       ARTICLE 2

   Amounts and Terms of Commitments and Loans; Notes

     Section 2.1.  Revolving Loans.

   (a)  Commitments.     Subject to the terms and
conditions of this Agreement and in reliance upon the representations and warranties of each Borrower herein set forth, each Bank hereby severally agrees to lend to the Borrowers from time to time during the period from and including the Effective Date to but not including the Final Maturity Date its pro rata Share of the Total
Commitment.  Each Bank's Commitment and the Total
Commitment shall expire in full on the Final Maturity
Date.

     Amounts borrowed under this Section 2.01(a) may, subject to the limitations set forth in this Agreement, be repaid and, up to but excluding the Final Maturity
Date, be reborrowed. The Syndicated Loans and all other amounts owed hereunder with respect to the Syndicated Loans shall be paid in full no later than the Final Maturity Date.

     Borrowings on any Funding Date with respect to a Syndicated Loan under this Section 2.01(a) shall be in Dollars, or in the requested Alternative Currency, in an aggregate minimum amount of $10,000,000 (or the Currency Equivalent thereof in any Alternative
Currency) and integral multiples, in the case of Loans denominated in Dollars, of $5,000,000 in excess of that amount and, in the case of Loans denominated in an Alternative Currency, in integral multiples of 5,000,000 units or, in either case, if less, the unutilized amount of the Total Commitment.
Notwithstanding the foregoing, (i) no Syndicated Loan may be borrowed by any Borrower if the aggregate principal amount of all Loans outstanding hereunder denominated in Dollars together with the Currency
Equivalent in Dollars of all Loans denominated in Alternative Currencies, after giving effect to the Loan so requested and all other Loans then requested which have not yet been funded, shall exceed the Total
Commitment then in effect and (ii) no Syndicated Loan may be borrowed by any Borrower in an Alternative
Currency if the Currency Equivalent in Dollars of the aggregate principal amount of all Syndicated Loans outstanding hereunder denominated in Alternative
Currencies, after giving effect to the Loan so requested and all other Loans then requested which have not yet been funded, shall exceed $200,000,000.

     For purposes of determining (A) whether the making of any Borrowing will cause the outstanding aggregate principal amount of Loans denominated in Dollars together with the Currency Equivalent in Dollars of all Loans denominated in Alternative Currencies to exceed the Total Commitment or (B) whether the making of any Loan in an Alternative Currency will cause the Currency
Equivalent in Dollars of the outstanding aggregate principal amount of Loans denominated in Alternative
Currencies to exceed $200,000,000, the Administrative
Agent will make such determinations three (3) Business
Days in advance of a proposed Borrowing consisting of Eurocurrency Rate Loans and/or Competitive Bid LIBOR
Loans and one (1) Business Day in advance of a proposed
Borrowing consisting of Base Rate Loans and/or
Competitive Bid Absolute Rate Loans calculating the
Currency Equivalent of any Loan denominated in an Alternative Currency for purposes of such a determination at the rate of exchange in effect on such date.

   (b)  Notice of Syndicated Borrowing.  Subject to
Section 2.01(a), whenever any Borrower desires to borrow under this Section 2.01, it shall deliver to the Administrative Agent a Notice of Syndicated Borrowing
(which may be telephonic, confirmed promptly in writing) no later than 10:30 A.M. (New York time) (x) in the case of a Base Rate Loan, on the proposed
Funding Date, (y) in the case of a Eurocurrency Rate
Loan denominated in Dollars, three Business Days in advance of the proposed Funding Date and (z) in the case of a Eurocurrency Rate Loan denominated in an Alternative Currency, four Business Days in advance of the proposed Funding Date. The Notice of Syndicated
Borrowing shall specify  (i)  the proposed Funding Date
(which shall be a Business Day), (ii) the amount of the proposed Loans, (iii) whether such Loans are to consist of Base Rate Loans or Eurocurrency Rate Loans or a combination thereof and the amounts thereof, (iv) the currency of such Loans, (v) the Account of the Borrower for such Loans, (vi) the Interest Period(s) therefor and (vii) the aggregate principal amount of Loans outstanding in Dollars and in each Alternative
Currency, after giving effect to the proposed Loan and all other Loans then requested which have not yet been funded.

     Neither the Administrative Agent nor any Bank shall incur any liability to any Borrower in acting upon any telephonic notice referred to above which the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of such Borrower or for otherwise acting in good faith under this
Section 2.01(b) and, upon funding of Syndicated Loans by the Banks in accordance with this Agreement pursuant to any telephonic notice, such Borrower shall have borrowed such Loans hereunder.

     Except as provided in Sections 2.01(c)
and 2.12(d), a Notice of Syndicated Borrowing for a Eurocurrency Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related
Interest Rate Determination Date, and the applicable
Borrower shall be bound to make a borrowing in accordance therewith.

   (c) Disbursement of Funds. Promptly after receipt of a Notice of Syndicated Borrowing pursuant to
Section 2.01(b) (or telephonic notice in lieu thereof) with respect to a Syndicated Loan, the Administrative
Agent shall notify each Bank of the proposed borrowing.
Each Bank shall make its pro rata Share of the amount of such Loans available to the Administrative Agent in the applicable currency by causing funds in such amount to be credited to the Account of the Administrative
Agent in same day funds (or, in the case of any Alternative Currency, in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) not later than 12:00 Noon (local time in the city in which the Administrative Agent's Account is located) on the Funding Date. Such Loans of a Bank shall be equal to such Bank's pro rata Share of the aggregate amount of all such Loans requested by the applicable Borrower pursuant to the applicable Notice of Syndicated
Borrowing. Upon satisfaction or waiver of the conditions precedent specified in Section 3.01 (in the case of the Initial Loans) and Sections 3.02 and, if applicable, 3.04 (in the case of all Loans) the Administrative Agent shall make the proceeds of such Loans available to the applicable Borrower by causing an amount of funds equal to the proceeds of all such Loans received by the Administrative Agent to be credited to the Account of such Borrower in same day funds (or, in the case of any Alternative Currency, in such funds as may then be customary for the settlement of international transactions in such Alternative
Currency).

     In the case of a proposed Borrowing consisting of Eurocurrency Rate Loans in an Alternative Currency, each Bank shall be obligated (subject to the satisfaction of all conditions precedent as specified in Article 3 of this Agreement) to make its Eurocurrency Rate Loan in the requested Alternative
Currency unless such Bank shall deliver to the Administrative Agent not later than 11:00 A.M. (New
York City time) on the third Business Day before the requested date of such Borrowing a notice that it is unable to fund its pro rata Share of such Borrowing in such currency, which notice shall be notified immediately by the Administrative Agent to the requesting Borrower. If any Bank shall have so provided to the Administrative Agent such notice, the Administrative Agent shall promptly notify the requesting Borrower and each Bank that a Bank has provided such notice, whereupon such Borrower may, by notice to the Administrative Agent not later than 2:00
P.M. (New York City time) on the third Business Day before the requested date of such Eurocurrency Rate
Loan, withdraw the Notice of Borrowing relating to such Borrowing. If the requesting Borrower does so withdraw such Notice of Borrowing, the Borrowing requested in such Notice of Borrowing shall not occur and the Administrative Agent shall promptly so notify each Bank. If the requesting Borrower does not so withdraw such Notice of Borrowing, the Administrative Agent shall promptly so notify each Bank and such Notice of Borrowing shall be deemed to be a Notice of Borrowing which requests a Eurocurrency Rate Loan denominated in Dollars in an aggregate amount equal to the Currency
Equivalent in Dollars of the amount of such Alternative
Currency specified in such Notice of Borrowing; and in such notice by the Administrative Agent to each Bank the Administrative Agent shall state such aggregate amount of Dollars and such Bank's pro rata Share of such Eurocurrency Rate Loan.

     Except as set forth in the immediately preceding paragraph, unless the Administrative Agent shall have been notified by any Bank (which notice may be telephonic, confirmed promptly in writing) prior to any Funding Date in respect of any Syndicated Loan that such Bank does not intend to make available to the Administrative Agent such pro rata Share of such Loan on such Funding Date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such Funding Date and the Administrative Agent in its sole discretion may, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on prompt demand from such Bank together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Administrative Agent at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the
Administrative Agent shall promptly notify the applicable Borrower and such Borrower shall immediately pay such corresponding amount to the Administrative
Agent. Nothing in this Section 2.01(c) shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights which such Borrower may have against any Bank as a result of any default by such Bank hereunder.

     Section 2.2.  Competitive Bid Loans.  (ai Subject
to and upon the terms and conditions herein set forth, each Bank severally agrees that any Borrower may incur a Competitive Bid Loan in Dollars or in an Alternative
Currency pursuant to a Notice of Competitive Bid
Borrowing from time to time on and after the Effective
Date and prior to the date which is the Business Day preceding the date which is 30 days prior to the Final
Maturity Date, provided that the aggregate principal amount of all Loans outstanding hereunder denominated in Dollars together with the Currency Equivalent in Dollars of all Loans denominated in Alternative
Currencies, after giving effect to the Loan so requested and all other Loans then requested which have not yet been funded, will not exceed the Total
Commitment then in effect. The determination required by the immediately preceding sentence shall be made by the Administrative Agent in accordance with the last paragraph of Section 2.01(a). Within the foregoing limits and subject to the conditions set forth in this Agreement, Competitive Bid Loans may be repaid and reborrowed in accordance with the provisions hereof.
Competitive Bid Loans made on any Funding Date shall be in Dollars, or in the requested Alternative Currency, in an aggregate minimum amount of $10,000,000 (or the Currency Equivalent thereof in any Alternative
Currency) and in integral multiples in the case of Loans denominated in Dollars, of $5,000,000 in excess of such amount and, in the case of Loans denominated in an Alternative Currency, in integral multiples of 5,000,000 units.

     (b) Whenever the Company or a Subsidiary Borrower desires to incur a Competitive Bid Loan, it shall (i) in the case of the Company, deliver to the Administrative Agent and each Bank, and (ii) in the case of a Subsidiary Borrower, deliver to the Company
(which shall deliver to the Administrative Agent and each Bank), a Notice of Competitive Bid Borrowing, such notice to specify in each case (A) the date of the proposed Competitive Bid Loan(s), (B) the aggregate amount of the proposed Competitive Bid Loan(s), (C) the maturity date for repayment of each Competitive Bid
Loan to be made as part of such Competitive Bid Loans
(each of which maturity dates may not be later than the Business Day prior to the Final Maturity Date), (D) the currency of the proposed Competitive Bid Loan(s) (which shall be Dollars or, in the case of a LIBOR Auction, an Alternative Currency), (E) the Account of the Borrower for such Loan(s), (F) the interest payment date or dates relating thereto, (G) whether the Competitive Bid
Loan(s) are to be Absolute Rate Loans or LIBOR Loans,
(H) the aggregate principal amount of Loans outstanding in Dollars and in each Alternative Currency after giving effect to the proposed Competitive Bid Loan(s) and all other Loans then requested which have not yet been funded and (I) any other terms to be applicable to such Competitive Bid Loan(s). A Notice of Competitive
Bid Borrowing must be received no later than 11:00 A.M.
(New York City time) on (i) the fifth Business Day prior to the date of the Borrowing proposed therein, in the case of a LIBOR Auction or (ii) the Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction. No Notice of Competitive Bid Borrowing shall be given earlier than three Business Days subsequent to the making of the last Competitive Bid Loan.

   (c) Each Bank shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more
Competitive Bid Loans to the applicable Borrower as part of such proposed Competitive Bid Loan(s) by notifying the Company, not later than (i) 2:00 P.M.
(New York City time) on the fourth Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction and (ii) 10:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (each such date being hereinafter referred to as a "Reply Date"), of (i) the minimum amount and maximum amount of each Competitive Bid Loan which such Bank would be willing to make as part of such proposed Competitive Bid Loan(s) (which amounts may, subject to the provisions of Section 2.02(a), exceed such Bank's Commitment); provided that the minimum amount of any Bank's bid shall be at least
$5,000,000 (or, in the case of a Competitive Bid Loan denominated in an Alternative Currency, the Currency
Equivalent thereof in such Alternative Currency) (ii) in the case of a LIBOR Auction, the margin above or below the applicable Eurocurrency Rate (the "Bid
Margin") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest
1/10,000th of 1%) to be added to or subtracted from such base rate and (iii) in the case of an Absolute
Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the " Absolute Rate") offered for each such Competitive Bid Loan. If any Bank shall not notify the Company, before 2:00 P.M. or 10:00 a.m. (New York City time), as the case may be, on the Reply Date of its offer of a Competitive Bid Loan, such Bank shall be deemed not to be making an offer with respect to such Competitive Bid Loan.

   (d)  The Company shall, in turn, before 11:00 A.M.
(New York City time) on (i) the third Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (ii) the Reply Date, in the case of an Absolute Rate Auction either

             (A)  cancel such Competitive Bid Loan by
          giving the Administrative Agent and each Bank notice to that effect (whereupon such Competitive Bid Loan will not be made), or

             (B)  accept one or more of the offers made
          by any Bank or Banks pursuant to
          Section 2.02(c), in its sole discretion, by giving notice to the Administrative Agent and such Bank of the amount of each Competitive
          Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by such Bank or Banks for such Competitive Bid Loan pursuant to
          Section 2.02(c)) to be made by such Bank as part of such Competitive Bid Loan, and reject any remaining offers made by Banks pursuant to Section 2.02(c) above by giving the Administrative Agent and such Bank notice to that effect.

   (e)  On the Funding Date of each Competitive Bid
Loan, each Bank required to participate therein will make available its share of such Competitive Bid Loan
(as specified in Section 2.02(d)) by causing funds in such amount to be credited to the Account of the Borrower in same day funds (or, in the case of any Alternative Currency, in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) not later than 12:00 Noon (local time in the city in which the Borrower's Account is located).

   (f) Each Competitive Bid Loan shall be payable on the maturity date specified in the Notice of Competitive Bid Borrowing relating to such Competitive
Bid Loan.

     Section 2.3.  Notices of Other Currencies.

     At any time, and from time to time, any Borrower may request that a lawful currency, in addition to Belgian Francs, British Pounds Sterling, Canadian
Dollars, Deutsche Marks, French Francs, Italian Lire and Spanish Pesetas, which is freely transferable and freely convertible into Dollars be made an "Alternative
Currency." Any such request shall be made by such Borrower to the Administrative Agent and shall specify the currency or currencies to be considered for addition to the list of Alternative Currencies (each such request being an "Other Currency Notice"). Upon receipt of an Other Currency Notice, the Administrative
Agent shall give each Bank prompt notice thereof by telecopier (the "Agent's Other Currency Notice"), which notice shall be in no event later than one Business Day after receipt of such Other Currency Notice. Within ten Business Days of receipt of the Agent's Other
Currency Notice, each Bank shall notify the Administrative Agent whether it consents to the addition of such other currency or currencies to the list of Alternative Currencies. If any Bank does not respond to an Agent's Other Currency Notice, it shall be deemed not to have consented to any such addition.
At the end of such ten Business Day period, the Administrative Agent shall notify the requesting
Borrower and each Bank as to whether all the Banks have consented to the proposed addition and, in the event that all of the Banks have so consented, as to the applicable page on the Dow Jones Telerate Service from which the Eurocurrency Rate for such currency shall be calculated. If all of the Banks have so consented, such currency or currencies shall be considered an "Alternative Currency" for purposes of this Agreement;
otherwise, it or they shall not. No Borrower shall request any Loan in any currency which is the subject of an Other Currency Notice until such currency has been made an Alternative Currency pursuant to this Section.

     Section 2.4.  Substitution of Euro for National
Currency.

     If any Alternative Currency is replaced by the Euro, unless otherwise agreed by the Company, the Administrative Agent and the Banks, the Euro may be tendered in satisfaction of any obligation denominated in such Alternative Currency at the conversion rate specified in, or otherwise calculated in accordance with, the regulations adopted by the Council of the European Union relating to the Euro. No replacement of an Alternative Currency by the Euro shall discharge, excuse or otherwise affect the performance of any obligation of the Borrower under this Agreement or the Notes.

     Section 2.5.  Notices of Conversion/Continuation.

   (a) Subject to the provisions of Section 2.12 hereof, the applicable Borrower shall have the option
(i) to convert at any time all or any part of its outstanding Base Rate Loans in an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess of that amount, to Eurocurrency
Rate Loans denominated in Dollars and (ii) upon the expiration of any Interest Period applicable to outstanding Eurocurrency Rate Loans, to continue all or any portion of such Eurocurrency Rate Loans in an aggregate minimum amount of $10,000,000 (or the Currency Equivalent thereof in any Alternative
Currency) and integral multiples of, in the case of Loans denominated in Dollars, $5,000,000 in excess of that amount and, in the case of Loans denominated in an Alternative Currency, in integral multiples of 5,000,000 units as Eurocurrency Rate Loans. The succeeding Interest Period(s) of such converted or continued Eurocurrency Rate Loan shall commence on the date of conversion in the case of clause (i) above and on the last day of the Interest Period of the Eurocurrency Rate Loans to be continued in the case of clause (ii) above.

     The applicable Borrower shall deliver a Notice of Conversion/ Continuation to the Administrative Agent no later than 11:00 A.M. (New York City time) at least three Business Days, in the case of a conversion into or continuation of Eurocurrency Rate Loans denominated in Dollars and at least four Business Days, in the case of a continuation of Eurocurrency Rate Loans denominated in an Alternative Currency, in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business
Day), (ii) the amount of the Syndicated Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation and (iv) the requested Interest
Period.

     Except as provided in Section 2.12(d) hereof, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurocurrency Rate Loan shall be irrevocable on or after the related Interest Rate
Determination Date, and the applicable Borrower shall be bound to convert or continue in accordance therewith.

   (bi Unless the applicable Borrower shall have given the Administrative Agent (x) a timely Notice of Conversion/Continuation in accordance with the provisions of Section 2.05(a) hereof with respect to Eurocurrency Rate Loans outstanding or (y) written notice of such Borrower's intent to prepay Eurocurrency
Rate Loans, furnished not later than 11:00 A.M. (New
York City time) on the fourth Business Day prior to the last day of the Interest Period with respect to such Eurocurrency Rate Loans, the applicable Borrower shall be deemed to have requested that such Eurocurrency Rate
Loans be continued for an additional Interest Period of one month.

     Section 2.6.  The Revolving Notes and Competitive
Bid Notes.

   (a)  Each Borrower's obligations to pay the
principal of, and interest on, all the Syndicated Loans made by each Bank shall be evidenced by a Revolving
Note duly executed and delivered by such Borrower with blanks appropriately completed in conformity herewith.
The Revolving Note issued to each Bank shall (iA be payable to the order of such Bank, (ii) be dated the Effective Date, (iii) be payable in the principal amount of the denominated currency of the outstanding
Syndicated Loans evidenced thereby, (iv) provide that all Syndicated Loans then outstanding shall be repaid on the Final Maturity Date as provided herein, (v) bear interest as provided in the appropriate clause of
Section 2.08 hereof in respect of the Base Rate Loans, or the Eurocurrency Rate Loans, as the case may be, evidenced thereby, (vi) be entitled to the benefits of this Agreement, and (vii) have attached thereto a schedule (a "Syndicated Loans and Principal Payments
Schedule") substantially in the form of the Schedule to Exhibit A-1 hereto. At the time of the making of each Syndicated Loan or principal payment in respect thereof, each Bank may, and is hereby authorized to, make a notation on the Syndicated Loans and Principal
Payments Schedule of the date and the amount of such Syndicated Loan or payment, as the case may be.
Notwithstanding the foregoing, the failure to make a notation with respect to the making of any Syndicated
Loan, shall not limit or otherwise affect the obligation of the Borrower hereunder or under the applicable Note with respect to such Syndicated Loan and payments of principal by the Borrower shall not be affected by the failure to make a notation thereof on the appropriate Syndicated Loans and Principal Payments
Schedule.

   (b)  Each Borrower's obligations to pay the
principal of, and interest on, all the Competitive Bid
Loans made by each Bank shall be evidenced by a Competitive Bid Note duly executed and delivered by such Borrower with blanks appropriately completed in conformity herewith. The Competitive Bid Note issued to each Bank shall (i) be payable to the order of such Bank, (ii) be dated the Effective Date, (iii) be in a stated principal amount equal to the Total Commitment and be payable in the principal amount of the denominated currency of the outstanding Competitive Bid
Loans evidenced thereby, (iv) provide that all Competitive Bid Loans then outstanding shall be repaid on the dates agreed to between such Borrower and such Bank and, in any event, not later than the Final
Maturity Date, (v) bear interest at the rates and have interest payable on the dates agreed to between such Borrower and such Bank, (vi) be entitled to the benefits of this Agreement, and (vii) have attached thereto a schedule (a "Competitive Bid Loans and Principal Payments Schedule") substantially in the form of the Schedule to Exhibit A-2 hereto. At the time of the making of each Competitive Bid Loan or principal payment in respect thereof, each Bank shall, and is hereby authorized to, make a notation on the Competitive Bid Loans and Principal Payments Schedule of the date and the amount of such Competitive Bid Loan or payment, as the case may be. Notwithstanding the foregoing, the failure to make a notation with respect to the making of any Competitive Bid Loan, shall not limit or otherwise affect the obligation of the Borrower hereunder or under the applicable Note with respect to such Competitive Bid Loan and payments of principal by the Borrower shall not be affected by the failure to make a notation thereof on the appropriate
Competitive Bid Loans and Principal Payments Schedule.

     Section 2.7.  Pro Rata Borrowings.  The Syndicated
Loans comprising each Borrowing under this Agreement shall be made by the Banks simultaneously and each Bank's Syndicated Loan shall be equal to such Bank's pro rata Share of such Borrowing. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make a Loan hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder subject to the terms hereof, regardless of the failure of any other Bank to fulfill its commitment to make Loans hereunder. If, as a result of an error in the determination of any Bank's pro rata Share of a Borrowing with respect to a Syndicated Loan, a Bank makes a Syndicated Loan in excess of its pro rata Share
(an "Erroneous Loan") the applicable Borrower shall, upon the request of the Administrative Agent, repay a portion of such Syndicated Loan equal to such excess or, within two days of receiving written notice of such error, correct such error by effecting a Borrowing of Syndicated Loans having a comparable maturity to the then remaining maturity of the Erroneous Loan (a
"Correcting Loan") and allocating the Correcting Loan among the Banks such that, after such allocation, the sum of the principal amounts of the Erroneous Loan and the Correcting Loan held by each Bank shall represent such Bank's pro rata Share of the sum of the aggregate principal amounts of the Erroneous Loans and the Correcting Loans held by all Banks; provided, however, that the Borrower may not incur Correcting Loans if, after giving effect to such Correcting Loans, the outstanding Syndicated Loans of any Bank shall exceed such Bank's Commitment or if the aggregate principal amount of all Loans outstanding would exceed the Total
Commitment then in effect.  Borrowings of Correcting
Loans shall be subject to all of the terms and conditions of Borrowings hereunder.

     Section 2.8.  Interest.

   (a)  Rate of Interest on Loans

        (i)  Each Borrower agrees to pay interest in
     respect of the unpaid principal amount of each Syndicated Loan made to it from and including the date made to but not including the date repaid.

             (A)  Each Eurocurrency Rate Loan shall
          bear interest on the unpaid principal amount thereof for the applicable Interest Period at an interest rate per annum equal to the sum of the Applicable Margin plus the applicable
          Eurocurrency Rate. The "Applicable Margin" for any Interest Period means the applicable percentage amount set forth in the table below based upon the rating issued by Standard & Poor's Ratings Services and
          Moody's Investors Service, Inc. for  the
          Company's long-term unsecured indebtedness at the Interest Rate Determination Date for such
          Interest Period:

                    Rating Category*    Applicable Margin
                    A/A2 or higher      .190%
                    A-/A3               .200%
                    BBB+/Baa1           .220%
                    BBB/Baa2            .275%
                    BBB-/Baa3 or lower
                      or no rating      .325%
______________
*    In the case of "split" ratings (i.e., if the
     ratings of each such rating agency differ by one
     or more categories, including numerical modifiers
     and (+) and (-) as categories) where the ratings
     differential is one category, the Applicable
     Margin will be based upon the higher of the two
     ratings.
     In the case of "split" ratings where the rating
     differential is more than one      category, the
     Applicable Margin will be based upon the rating that is one category above the lowest rating.

             (B)  Each Base Rate Loan shall bear
          interest on the unpaid principal thereof at an interest rate per annum equal to the applicable Base Rate.

       (ii)  Each Borrower agrees to pay interest in
     respect of the unpaid principal amount of each Competitive Bid Loan made to it from and including the date made to but not including the date repaid.

                    (A)   Each Competitive Bid LIBOR
               Loan shall bear interest on the
               outstanding principal amount thereof,
               for the Interest Period applicable
               thereto, at a rate per annum equal to
               the sum of the Eurocurrency Rate for
               such Interest Period plus (or minus) the Bid Margin quoted by the Bank making such Loan in accordance with Section
               2.02(b).

                    (B)   Each Competitive Bid Absolute
               Rate Loan shall bear interest on the
               outstanding principal amount thereof,
               for the Interest Period applicable
               thereto, at a rate per annum equal to
               the Absolute Rate quoted by the Bank
               making such Loan in accordance with
               Section 2.02(b).

The Administrative Agent shall determine each interest rate applicable to the Loans hereunder in accordance with Section 2.12(a). The Administrative Agent shall give prompt notice to the applicable Borrower and Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

   (b)  Interest Periods

          In connection with each Eurocurrency Rate
Loan and Competitive Bid Loan, the applicable Borrower
shall elect an interest period (each an "Interest
Period") to be applicable to such Eurocurrency Rate
Loan or Competitive Bid Loan, as the case may be.   The
Interest Period (i) with respect to each Eurocurrency
Rate Loan shall be either a one, two, three or six month period, (ii) with respect to each Competitive Bid
LIBOR Loan shall be a whole number of months as specified by the Borrower in the Notice of Competitive
Bid Borrowing and (iii) with respect to each Competitive Bid Absolute Rate Loan shall be such number of days (but not less than seven days) as specified by the Borrower in the Notice of Competitive Bid
Borrowing; provided that:


        (A)  the Interest Period for each Eurocurrency
     Rate Loan and Competitive Bid Loan shall commence on the date of such Loan;

        (B)  if an Interest Period would otherwise
     expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

        (C)  any Interest Period which begins on the
     last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business
     Day of such ending calendar month;

        (D) no Interest Period shall extend beyond the Final Maturity Date; and

        (E)  there shall be no more than 30 Interest
     Periods outstanding at any time.

   (c) Interest Payments. Interest shall be payable on each (i) Syndicated Loan in arrears on each Interest Payment Date applicable to that Loan, and (ii)
Competitive Bid Loan, at such times as agreed to by the applicable Borrower and the Bank making such Competitive Bid Loan (which shall be the scheduled maturity date of such Loan if less than 180 days after the making of such Loan), and in each case upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and when due and payable (whether at maturity, by acceleration or otherwise).

   (d)  Computation of Interest.  Interest on
Eurocurrency Rate Loans (other than Eurocurrency Rate
Loans denominated in British Pounds Sterling) shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues and interest on Base Rate Loans and Eurocurrency Rate Loans denominated in British Pounds
Sterling shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period during which it accrues. Interest on a Competitive Bid Loan shall be computed on the basis set forth in the applicable Notice of Competitive Bid
Borrowing. In computing interest on any Loan, the date of the making of the Loan or, in the case of a Eurocurrency Rate Loan, the first day of an Interest
Period, as the case may be, shall be included and the date of payment or the expiration of an Interest
Period, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

   (e) Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate per annum equal to the sum of 1% plus the higher of (i) the rate of interest applicable to such Loans or (ii) the rate of interest otherwise payable under this Agreement for Base Rate Loans.

     Section 2.9.  Commissions and Fees.

   (a)  Facility Fees.

        (i)  The Company shall pay to the
     Administrative Agent for the account of the Banks a facility fee accrued from and including the Effective Date to and including the Final Maturity
     Date on the daily average aggregate amount of the Commitments (whether used or unused) at a rate per annum determined for each fiscal quarter of the Company based upon the rating issued by Standard &
     Poor's Ratings Services and Moody's Investors
     Service, Inc. for the Company's long-term unsecured indebtedness at the beginning of each such fiscal quarter in accordance with the following table:


          Rating           Facility
          Category*        Fee Rate

          A/A2 or higher      .06%

          A-/A3               .07%

          BBB+/Baa1           .08%

          BBB/Baa2            .10%

          BBB-/Baa3 or       .125%
          lower or no
          rating

______________
*    In the case of "split" ratings (i.e., if the
     ratings of each such rating agency differ by one
     or more categories, including numerical modifiers
     and (+) and (-) as categories) where the ratings
     differential is one category, the Applicable
     Margin will be based upon the higher of the two
     ratings.
     In the case of "split" ratings where the rating
     differential is more than one      category, the
     Applicable Margin will be based upon the rating that is one category above the lowest rating.

       (ii)  Such facility fees shall be computed on
     the basis of a year of 360 days and paid for the actual number of days elapsed. Such facility fees shall be paid quarterly in arrears on each March
     31, June 30, September 30 and December 31 and on the Final Maturity Date. From the effective date of any termination or reduction of Commitments, such facility fees shall cease to accrue or be correspondingly reduced. If the Commitments are terminated in their entirety or reduced, facility fees accrued on the total Commitments, or accrued on the aggregate amount of the reduction of the Commitments (in the case of such a reduction), shall be payable on the effective date of such termination or reduction.

      (iii)  Upon receipt of any amount representing
     fees paid pursuant to this Section 2.09, the Administrative Agent shall pay such amount to the Banks based upon their respective pro rata Shares.

   (b) Administrative Fees. The Company agrees to pay to the Administrative Agent an annual fee (the
"Administrative Fee") in an amount equal to the amount previously agreed to in writing by the Company and the Administrative Agent. Such Administrative Fee shall be payable quarterly in advance commencing on the first quarterly anniversary of the date of this Agreement and on each successive quarterly anniversary of such date, so long as any Loan or Commitment is outstanding on such date.

   (c) Time of Payment. The Company shall make payment of each Bank's facility fee and of the Administrative Agent's Administrative Fee hereunder, not later than Noon (New York City time) on the date when due in Dollars and in immediately available funds, to the Administrative Agent at its New York Office.

     Section 2.10.  Reductions in Commitments;
Repayments and Payments.

   (a)  Reductions of Total Commitment.  After the
Effective Date, the Company shall have the right, upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, who will promptly notify the Banks thereof, by telephone confirmed in writing, without premium or penalty, to reduce or terminate the Total Commitment, in whole at any time or in part from time to time, in minimum aggregate amounts of $10,000,000 (unless the Total Commitment at such time is less than $10,000,000, in which case, in an amount equal to the Total Commitment at such time) and, if such reduction is greater than $10,000,000, in integral multiples of $5,000,000 in excess of such amount, provided that (a) any such reduction of the Total Commitment shall apply to the Commitment of each Bank in accordance with its pro rata Share of the aggregate of such reduction, (b) any such reduction in the Total Commitment shall be permanent and (c) after giving effect to any such reduction, the Total
Commitment shall equal or exceed an amount equal to the sum of the aggregate outstanding principal amount of Loans denominated in Dollars and the Currency
Equivalent in Dollars of all outstanding Loans denominated in Alternative Currencies.

   (b)  Voluntary Prepayments.

        (i)  Subject, in the case of any Eurocurrency
     Rate Loan, to Section 2.12(e),  the applicable
     Borrower shall have the right to prepay any Syndicated Loan in whole at any time or in part from time to time without premium or penalty in an aggregate minimum amount of $10,000,000 (or the Currency Equivalent thereof) and integral multiples of $1,000,000 (or in the case of Loans denominated in an Alternative Currency, in integral multiples of 1,000,000 units) in excess of that amount or, if less, the outstanding principal amount of such Loan. The applicable
     Borrower shall give notice (by telex or
     telecopier, or by telephone (confirmed in writing promptly thereafter)) (which shall be irrevocable) to the Administrative Agent and each Bank of each proposed prepayment hereunder, (x) with respect to Base Rate Loans, not later than 10:30 A.M. on the Business Day preceding the day of the proposed repayment and (y) with respect to Eurocurrency
     Rate Loans, at least four Business Days prior to the day of the proposed prepayment, and in each case shall specify the proposed prepayment date
     (which shall be a Business Day), the aggregate principal amount of the proposed prepayment and what Loans are to be prepaid.

       (ii) No Borrower may prepay all or any portion of the principal amount of any Competitive Bid
     Loan prior to the maturity thereof.

   (c)  Mandatory Repayments.

        (i) The Administrative Agent shall calculate the aggregate outstanding principal amount of Loans outstanding on (A) the date four Business
     Days in advance of any proposed Borrowing consisting of Eurocurrency Rate Loans or Competitive Bid LIBOR Loans, (B) the date one
     Business Day in advance of a proposed Borrowing consisting of Base Rate Loans or Competitive Bid
     Absolute Rate Loans, (C) the date of any Redenomination, (D) the last day of any Interest
     Period and (E) the last Business Day of any March, June, September or December, by adding (x) the principal amount of Loans denominated in Dollars and (y) the Currency Equivalent in Dollars of the principal amount of Loans denominated in each Alternative Currency. If the aggregate outstanding principal amount of Loans on any such date exceeds the amount equal to the product of 105% and the Total Commitment, the Borrowers jointly and severally shall immediately following notice from the Administrative Agent thereof prepay to the Administrative Agent the amount equal to the difference between the amount of the Loans (as calculated above) and the Total
     Commitment.

       (ii)  Each Borrower shall repay to the relevant
     Bank (which shall promptly furnish notice thereof to the Administrative Agent) the unpaid principal amount of each Competitive Bid Loan made by such Bank hereunder on the maturity date with respect thereto and shall repay to the Administrative
     Agent the unpaid principal amount of each Syndicated Loan on the Final Maturity Date, in each case, together with all accrued and unpaid interest thereon. Upon obtaining knowledge of an Event of Default, a Potential Event of Default, or any other default with respect to a Competitive
     Bid Loan, the Bank which made such Competitive Bid
     Loan shall notify the Administrative Agent thereof.

     (d)                 Interest on Principal Amounts
Prepaid. All prepayments under this Section 2.10 shall be made together with accrued and unpaid interest to the date of such prepayment on the principal amount prepaid and any other amounts payable pursuant to
Section 2.12(e) of this Agreement.

   (e)  Method and Place of Payment. Except as
otherwise specifically provided herein, all payments to be made by the applicable Borrower on account of principal and interest on each Loan shall be made without setoff or counterclaim by causing funds in an amount equal to each such payment to be credited to the Account of the Administrative Agent, in the case of a Syndicated Loan for the ratable account of each Bank, and to the Account of the relevant Bank, in the case of a Competitive Bid Loan, in each case not later than 12:00 Noon (local time in the city in which the relevant Account is located) on the date when due and shall be made in the currency in which such Loan is denominated in same day funds (or, in the case of any Alternative Currency, in such funds as may then be customary for the settlement of international transactions in such Alternative Currency). Whenever any payment with respect to any Loan shall be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension; provided, however, that with respect to Eurocurrency Rate Loans and Competitive Bid LIBOR
Loans, if the next succeeding Business Day falls in another calendar month, such payments shall be made on the next preceding Business Day. The Administrative
Agent shall remit to each Bank its pro rata Share of all such payments received in collected funds by the Administrative Agent for the account of such Bank in respect of which such payment is made. Such payments shall be made to the Account of each Bank. Upon receipt of any principal payment with respect to a Competitive Bid Loan, the receiving Bank shall promptly
(and in any event within one Business Day thereof) notify the Administrative Agent with respect thereto.

   (f)  Net Payments.

        (i) All payments by the applicable Borrower or the Company under this Agreement and/or the Notes shall be made without setoff or counterclaim and (unless, in the case of Competitive Bid Loans only, otherwise agreed to between the Borrower and the Bank making any such Competitive Bid Loan), in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental
     Authority, other than any tax on or measured by the net income of a Bank pursuant to the income tax laws of the United States or of the jurisdictions where such Bank's principal or Applicable Lending Office is located
     (collectively, "Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement and/or the Notes. If the applicable Borrower or the Company is required by law to make any deduction or withholding from any payment due hereunder, then the amount payable will be increased to such amount which, after deduction from such increased amount of all amounts required to be deducted or withheld therefrom, will not be less than the amount otherwise due and payable. Without prejudice to the foregoing, if any Bank or the Administrative
     Agent is required to make any payment on account of Taxes, the Company will, upon notification by the Bank or the Administrative Agent promptly indemnify such person against such Taxes, together with any interest, penalties and expenses payable or incurred in connection therewith. The Company shall also reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the United States of America, any State or political subdivision thereof, or the jurisdiction in which the principal office or lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction as such Bank shall determine are payable by such Bank in respect of Taxes paid to or on behalf of such Bank pursuant to Section 2. For purposes of this Section, the term "Taxes" includes interest, penalties and expenses payable or incurred in connection therewith. A certificate as to any additional amounts payable to a Bank under this
     Section 2.10(f) submitted to the Company by such Bank shall, absent manifest error, be final, conclusive and binding for all purposes upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the Company shall promptly furnish to each Bank such certificates, receipts and other documents as may be required (in the judgment of such Bank) to establish any tax credit to which such Bank may be entitled.

       (ii)  Each Bank shall supply to the Company,
     within a reasonable period after the date of execution of this Agreement, executed copies of Internal Revenue Service Form 4224 or Form 1001
     (which indicates that the respective Bank is entitled to receive interest exempt from United
     States withholding tax) or any successor Forms, and shall update such Forms as necessary in order to retain their effectiveness, to the extent each such Bank is legally entitled to execute and deliver either of such Forms.

      (iii) With respect to any Taxes which are paid by any Borrower in accordance with the provisions of this Section 2.10(f), each Bank receiving the benefits of such payments of Taxes hereby agrees to pay to such Borrower any amounts refunded to such Bank which such Bank determines in its sole discretion to be a refund in respect of such Taxes.

   (g) Order of Payment. Subject to the last sentence of this Section 2.10(g), all payments made by the applicable Borrower to the Administrative Agent (other than payments to the Administrative Agent in its capacity as a Bank which has made Competitive Bid Loans to such Borrower and or in connection with any fee or indemnification payments not specifically designated under the terms of this Agreement as being for the benefit of the Banks) shall be applied by the Administrative Agent, on behalf of each Bank based on its pro rata Share, (i) first, to the payment of expenses referred to in Section 10.02 hereof, (ii) second, to the payment of the fees referred to in
Section 2.09 hereof, (iii) third, to the payment of accrued and unpaid interest on such Bank's Base Rate
Loans until all such accrued interest has been paid,
(iv) fourth, to the payment of accrued and unpaid interest on such Bank's Eurocurrency Rate Loans until all such accrued interest has been paid, (v) fifth, to the payment of the unpaid principal amount of such Bank's Base Rate Loans, and (vi) sixth, to the payment of the unpaid principal amount of such Bank's
Eurocurrency Rate Loans. Notwithstanding the foregoing, upon the occurrence and during the continuance of a Potential Event of Default or an Event of Default, all payments made by the applicable
Borrower with respect to Loans shall be made to the Administrative Agent and after being applied in accordance with clauses (i) and (ii) of this Section
2.10(g), shall be paid to the Banks pro rata based upon the aggregate principal amount of Loans outstanding made by each Bank, and the payments allocable to Syndicated Loans shall then be applied in accordance with clauses (iii), (iv) and (v) of this Section
2.10(g).

     Section 2.11.  Use of Proceeds.  The proceeds of
the Loans made by the Banks to the Borrowers may be used for acquisitions, repurchases of capital stock of the Company, the funding of dividends payable to shareholders of the Company and for general corporate purposes of the Borrowers.

     Section 2.12.  Special Provisions Governing
Eurocurrency Rate Loans and/or Competitive Bid Loans.
Notwithstanding any other provisions of this Agreement, the following provisions shall govern with respect to Eurocurrency Rate Loans and Competitive Bid Loans as to the matters covered, unless, in the case of Competitive
Bid Loans, otherwise agreed to between the Borrower and the Bank making any such Competitive Bid Loan:

   (a) Determination of Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on an Interest Rate Determination Date, the Administrative
Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate which shall apply to the Eurocurrency Rate Loans and the Competitive Bid
LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower requesting such Eurocurrency Loan or Competitive Bid
LIBOR Loan and to each Bank.

   (b) Substituted Rate of Borrowing. In the event that on any Interest Rate Determination Date any Bank
(including the Administrative Agent) shall have determined (which determination shall be final and conclusive and binding upon all parties but, with respect to the following clauses (i) and (ii)(b), shall be made only after consultation with the Company and the Administrative Agent) that:

        (i) by reason of any changes arising after the date of this Agreement affecting the Eurocurrency market or affecting the position of that Bank in such market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the Eurocurrency Rate with respect to the Eurocurrency Rate Loans or Competitive Bid
     LIBOR Loans as to which an interest rate determination is then being made; or

       (ii) by reason of (a) any change (including any changes proposed or published prior to the date hereof) after the date hereof in any applicable law or any governmental rule, regulation or order
     (or any interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation or order (including any thereof proposed or published, prior to the date hereof)) or (b) other circumstances affecting that Bank or the Eurocurrency market or the position of that Bank in such market (such as, for example, but not limited to, official reserve requirements required by Regulation D to the extent not compensated pursuant to Section 2.14), the Eurocurrency Rate shall not represent the effective pricing to that Bank for deposits in the applicable currency of comparable amounts for the relevant period;

then, and in any such event, that Bank shall be an Affected Bank and it shall promptly (and in any event as soon as possible after being notified of a Borrowing) give notice (by telephone confirmed in writing) to the applicable Borrower and the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each other Bank) of such determination. Thereafter, such Borrower shall pay to the Affected Bank with respect to such Eurocurrency Rate Loans or Competitive
Bid LIBOR Loans, upon written demand therefor, but only if such demand is made within 30 days of the end of the Interest Period for such Interest Rate Determination
Date, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Affected Bank in its sole discretion shall reasonably determine) as shall be required to cause the Affected Bank to receive interest with respect to such Affected Bank's
Eurocurrency Rate Loans or Competitive Bid LIBOR Loans for the Interest Period following that Interest Rate
Determination Date (such Interest Period being an
"Affected Interest Period") at a rate per annum equal to the Applicable Margin or Bid Margin in excess of the effective pricing to the Affected Bank for deposits in the applicable currency to make or maintain
Eurocurrency Rate Loans or Competitive Bid LIBOR Loans, as the case may be. A certificate as to additional amounts owed the Affected Bank, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to the applicable Borrower and the Administrative Agent by the Affected Bank shall, absent manifest error, be final, conclusive and binding for all purposes.

   (c) Required Termination and Prepayment. In the event that on any date any Bank shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Eurocurrency Rate Loans in any currency (i) has become unlawful by, or would be inconsistent with, compliance by that Bank in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), or (ii) has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the Eurocurrency market for such currency, then, and in any such event, that Bank shall be an Affected Bank and it shall promptly give notice (by telephone confirmed in writing) to the applicable Borrower and the Administrative Agent (which notice the Administrative
Agent shall promptly transmit to each Bank) of that determination. Subject to the prior withdrawal of a Notice of Syndicated Borrowing or prepayment of the Eurocurrency Rate Loans of the Affected Bank as contemplated by the following Section 2.12(d) hereof, the obligation of the Affected Bank to make
Eurocurrency Rate Loans denominated in the affected currency during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and the applicable Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this Section 2.12(c) is made or earlier, when required by law, repay Eurocurrency
Rate Loans of the Affected Bank denominated in the affected currency together with all interest accrued thereon.

   (d) Options of the Borrowers. In lieu of paying an Affected Bank such additional moneys as are required by
Section 2.12(b), 2.12(i), 2.13 or 2.14 hereof or the prepayment of an Affected Bank required by Section
2.12(c), hereof but in no event in derogation of
Section 2.12(e) hereof, any Borrower may exercise any one of the following options:

        (i) If the determination by an Affected Bank relates only to Eurocurrency Rate Loans then being requested by such Borrower pursuant to a Notice of Syndicated Borrowing or a Notice of Conver sion/Continuation, the Borrower may by giving notice (by telephone confirmed in writing) to the Administrative Agent (who shall promptly give similar notice to each Bank) no later than the date immediately prior to the date on which such Eurocurrency Rate Loans are to be made, continued or converted withdraw as to the Affected Bank that Notice of Syndicated Borrowing or Notice of
     Conversion/Continuation, as the case may be; or

                                             (ii)      If the determination
     by an Affected Bank relates only to     Competitive Bid LIBOR Loans
     then being requested by such Borrower pursuant to a Notice of Competitive Bid Borrowing, the Borrower may by giving notice (by telephone confirmed in writing) to the Administrative Agent (who shall promptly give similar notice to each Bank) no later than the date immediately prior to the date on which such Competitive Bid LIBOR Loans are to be made, withdraw as to the Affected Bank that Notice of Competitive Bid Borrowing;

                                             (iii)     If the determination
     by an Affected Bank relates only to     Loans made in an Alternative
     Currency, the Borrower may if permitted by law Redenominate such Loans (subject to the prepayment provisions of Section 2.10(c) of this Agreement) in accordance with Section 2.12(m) of this Agreement into Dollars or such other Alternative Currency as to which such circumstances do not exist;

       (iv) If the determination by an Affected Bank relates only to Loans made in Dollars, upon written notice to the Administrative Agent and each Bank, such Borrower may terminate the obligations of the Banks to make Loans as, and to convert Loans into, Eurocurrency Rate Loans denominated in Dollars and in such event, the Borrower shall, prior to the time any payment pursuant to Section 2.12(c) hereof is required to be made or, if the provisions of Section 2.12(d) hereof are applicable, at the end of the then current Interest Period, convert all of such Eurocurrency Rate Loans into Base Rate Loans; or

        (v)  Such Borrower may give notice (by
     telephone confirmed in writing) to the Affected
     Bank and the Administrative Agent (who shall promptly give similar notice to each Bank) and require the Affected Bank to make the Eurocurrency
     Rate Loan or Competitive Bid LIBOR Loan then being requested (if denominated in Dollars) as a Base
     Rate Loan or to continue to maintain its outstanding Base Rate Loan then the subject of a Notice of Conversion/Continuation as a Base Rate
     Loan or to convert its Eurocurrency Rate Loan then outstanding that is so affected (if denominated in Dollars) into a Base Rate Loan at the end of the then current Interest Period (or at such earlier time as prepayment is otherwise required to be made pursuant to Section 2.12(c) hereof), that notice to pertain only to the Loans of the Affected Bank and to have no effect on the obligations of the other Banks to make or maintain
     Eurocurrency Rate Loans or to convert Base Rate
     Loans into Eurocurrency Rate Loans.

   (e) Compensation. The Company shall compensate each Bank, upon written request by that Bank (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Bank to lenders of funds borrowed by it to make or carry its Eurocurrency Rate Loans and Competitive Bid Loans and any loss (other than loss of margins) sustained by that Bank in connection with the re-employment of such funds), which that Bank may sustain with respect to any Borrower's Eurocurrency Rate Loans or Competitive Bid
Loans if for any reason (other than a default or error by that Bank) (i) a borrowing of any Eurocurrency Rate
Loan or Competitive Bid Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or a telephonic request for borrowing, (ii) any repayment or conversion of any of such Bank's Eurocurrency Rate Loans or Competitive Bid
Loans occurs on a date which is not the last day of the Interest Period applicable to that Eurocurrency Rate
Loan or Competitive Bid Loan (if applicable), (iii) any repayment of any such Bank's Eurocurrency Rate Loans or Competitive Bid Loans is not made on any date specified in a notice of repayment given by the Borrower, or (iv) as a consequence of any other failure by the Borrower to repay such Bank's Eurocurrency Rate Loans or Competitive Bid Loans when required by the terms of this Agreement.

   (f) Quotation of Eurocurrency Rate. Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date no Eurocurrency Rate is available by reason of the failure or inability of all Reference Banks to provide offered quotations to the Administrative Agent in accordance with the definition of "Eurocurrency Rate", the Administrative
Agent shall give the applicable Borrowers and each Bank prompt notice thereof and the Syndicated Loans requested shall be made as Base Rate Loans.

   (g)  Affected Bank's Obligation to Mitigate.  Each
Bank agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Bank under Section 2.12(b) or 2.12(c) hereof, it will, to the extent not inconsistent with such Bank's internal policies, use reasonable efforts to make, fund or maintain the affected Loans of such Bank through another Applicable Lending Office if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to Section 2.12(b) hereof would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to Section 2.12(c) hereof would cease to exist and if, as determined by such Bank, in its sole discretion, the making, funding or maintaining of such Loans through such other Applicable Lending
Office would not otherwise materially adversely affect such Loans or such Bank. The Company hereby agrees to pay all reasonable expenses incurred by any Bank in utilizing another Applicable Lending Office pursuant to this Section 2.12(g).

   (h) Booking of Loans. Each Loan shall be booked by the Bank making such Loan at, to, or for the account of, its Applicable Lending Office for such Loan.

   (i)  Increased Costs.  Except as provided in Section
2.12(b), if, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation (whether or not proposed or published prior to the date hereof), or (y) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

        (i)  any Bank (or its Applicable Lending
     Office) shall be subject to any tax, duty or other charge with respect to its Eurocurrency Rate Loans or Competitive Bid Loans or its obligation to make
     Eurocurrency Rate Loans or Competitive Bid Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurocurrency Rate Loans or Competitive Bid Loans or its obligation to make Eurocurrency Rate Loans or Competitive Bid Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

       (ii)  any reserve (including, without limita
     tion, any imposed by the Board), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank's Applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurocurrency Rate Loans or Competitive Bid Loans or its obligation to make
     Eurocurrency Rate Loans or Competitive Bid Loans shall be imposed on any Bank or its Applicable
     Lending Office or the interbank Eurocurrency market;

and as a result thereof there shall be any increase in the cost to that Bank of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or Competitive Bid
Loans (except to the extent such Bank is entitled to compensation therefor during the relevant Interest
Period pursuant to Section 2.14), or there shall be a reduction in the amount received or receivable by that Bank or its Applicable Lending Office, then the Borrower shall from time to time, upon written notice from and demand by that Bank (which shall be promptly furnished upon the Banks being made subject thereto)
(with a copy of such notice and demand to the Administrative Agent), pay to the Administrative Agent for the account of that Bank, within five Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify that Bank against such increased cost. A certificate as to the basis for and calculation of the amount of such increased cost, submitted to the Borrower and the Administrative Agent by that Bank, shall, absent manifest error, be final, conclusive and binding for all purposes.

   (j)  Assumption Concerning Funding of Eurocurrency
Rate Loans. Calculation of all amounts payable to a Bank under this Section 2.12 in respect of a Eurocurrency Rate Loan shall be made as though that Bank had actually funded its Eurocurrency Rate Loan through the purchase of a Eurocurrency deposit, bearing interest at the Eurocurrency Rate applicable to such Eurocurrency Rate Loan in an amount equal to the amount of the Eurocurrency Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurocurrency deposit, from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurocurrency Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculations of amounts payable under this Section
2.12.

   (k)  Eurocurrency Rate Loans and Competitive Bid
Loans After Default. Unless the Required Banks shall otherwise agree, after the occurrence of and during the continuance of a Potential Event of Default or an Event of Default, the Borrowers may not elect to have a Eurocurrency Rate Loan or Competitive Bid Loan be made or have any Eurocurrency Rate Loan continued or have any Base Rate Loan converted into a Eurocurrency Rate
Loan.

   (l) Eurocurrency Rate Taxes. The Company agrees that:

        (i) Promptly upon notice from any Bank to the Company, the Company will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of any Borrower's Eurocurrency Rate Loans or Competitive
     Bid LIBOR Loans solely as a result of the interest rate being determined by reference to the Eurocurrency Rate, as the case may be, and/or the provisions of this Agreement relating to the Eurocurrency Rate and/or the recording, registration, notarization or other formalization of any thereof (all such taxes, levies, costs and charges being herein collectively called
     "Eurocurrency Rate Taxes"); provided that
     Eurocurrency Rate Taxes shall not include taxes imposed on or measured by the overall net income of that Bank by the country under the laws of which such Bank is organized or any political subdivision or taxing authority thereof or therein, or taxes imposed on or measured by the overall income of any branch or subsidiary of that Bank (whether gross or net income) by any jurisdiction or subdivision thereof in which that branch or subsidiary is doing business. The
     Company shall also pay such additional amounts equal to increases in taxes payable by that Bank which increases are attributable to payments made by the Company described in the immediately preceding sentence or this sentence. Promptly after the date on which payment of any such Eurocurrency Rate Tax is due pursuant to applicable law, the Company will, at the request of that Bank, furnish to that Bank evidence, in form and substance satisfactory to that Bank, that the Company has met its obligation under this
     Section 2.12(l); and

       (ii)  The Company will indemnify each Bank
     against, and reimburse each Bank on demand for, any Eurocurrency Rate Taxes payable under clause
     (i) above, as the case may be, as determined by that Bank in its good faith discretion. That Bank shall provide the Company with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this clause (ii).

     (m)  Redenomination.  In the case of Section
2.12(d)(iii) of this Agreement, the affected Borrower
may upon notice to the Administrative Agent and the
Banks given on the same day as the notification
provided for therein request that all Loans in an
Alternative Currency be Redenominated into Dollars or
some other specified Alternative Currency.   Such
Redenomination shall be equal to the Currency
Equivalent in Dollars or the other Alternative Currency of such Loan. Each such notice of request of a Redenomination shall specify (i) the Loans to be Redenominated, (ii) the currency into which such Loans are to be Redenominated and (iii) the duration of the Interest Period for such Loans upon being so
Redenominated. In addition, the affected Borrower hereby agrees to indemnify each Bank against all losses, including loss of profit and expenses, including, but not limited to, losses contemplated by
Section 2.12(e) of this Agreement and losses related to foreign exchange risks suffered as a result of such Redenomination. A certificate of the applicable Bank as to the amount required to be paid by the affected
Borrower under this Section 2.12(m) shall accompany a demand for such payment and shall be conclusive and binding for all purposes, absent manifest error.

     Section 2.13.  Capital Requirements.  If while any
portion of the Total Commitment is in effect or any Loans are outstanding, any Bank determines that the adoption of any law, treaty, rule, regulation, guideline or order regarding capital adequacy or capital maintenance or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank, with any request or directive regarding capital adequacy or capital maintenance (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of increasing the amount of capital required to be maintained by such Bank (including, without limitation, with respect to any Bank's Commitment or Competitive Bid Loans outstanding), then the Company shall from time to time, within 15 days of written notice and demand from such Bank (with a copy to the Administrative Agent), pay to the Administrative Agent, for the account of such Bank, additional amounts sufficient to compensate such Bank for the cost of such additional required capital. A certificate showing in reasonable detail the computations made in arriving at such cost, submitted to the Company and the Administrative Agent by such Bank shall, absent manifest error, be final, conclusive and binding for all purposes.

     Section 2.14.  Regulation D Compensation.  If and
so long as a reserve requirement of the type described in the definition of "Eurocurrency Reserve Percentage" is prescribed by the Board of Governors of the Federal
Reserve System (or any successor), each Bank subject to such requirement may require the Borrower to pay, contemporaneously with each payment of interest on each of such Bank's Eurocurrency Loans additional interest on such Eurocurrency Loan at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable Eurocurrency Rate divided by (B) one minus the Eurocurrency Reserve
Percentage over (ii) the applicable Eurocurrency Rate.
Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Eurocurrency Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Business Days after such Bank gives such notice and (y) shall notify the Borrower at least five
Business Days before each date on which interest is payable on the Eurocurrency Loans of the amount then due it under this Section.

                       ARTICLE 3

                  Conditions to Loans

     Section 3.1.  Conditions to Initial Loans.  The
obligation of each Bank to make the Initial Loans is, in addition to the conditions precedent specified in
Section 3.02, subject to satisfaction of each of the following conditions:

   (a) On or before the Effective Date, the Company shall have delivered to the Banks (or to the Administrative Agent with sufficient copies, originally executed where appropriate, for each Bank) each, unless otherwise noted, dated the Effective Date:

        (i)  Certified copies of its Certificate of
     Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to the Effective Date;

       (ii) Copies of its Bylaws, certified as of the Effective Date by its corporate secretary or an assistant secretary;

      (iii)  Resolutions of its Board of Directors,
     directly or indirectly, approving and authorizing the execution, delivery and performance of this Agreement and any other documents, instruments and certificates required to be executed by the Company in connection herewith and, directly or indirectly, approving and authorizing the execution, delivery and payment of the Notes to be issued by the Company and the incurrence of the Loans, each certified as of the Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

       (iv) Signature and incumbency certificates with respect to the Persons executing this Agreement and the Notes;

        (v)  Executed copies of this Agreement;

       (vi) Revolving Notes executed by the Company, substantially in the form of Exhibit A-1 annexed hereto and in accordance with Section 2.06(a) hereof, drawn to the order of each Bank and with appropriate insertions; and

      (vii)  Such other documents as the Administrative
     Agent may reasonably request.

   (b) The Administrative Agent shall have received an originally executed copy of the favorable written opinion of Wayne W. Juchatz, Esq., General Counsel of the Company, dated as of the Effective Date, substantially in the form of Exhibit B annexed hereto;
the Company hereby expressly instructs such counsel to prepare such opinion and deliver it to the Banks for their benefit and such opinion shall contain a statement to that effect.

   (c) The Administrative Agent shall have received an originally executed copy of the favorable written opinion of Davis Polk & Wardwell, special counsel to the Agents, dated as of the Effective Date, substantially in the form of Exhibit C annexed hereto.

   (d)  The Credit Agreement, dated as of November 1,
1993, as amended (the "1993 Credit Agreement"), among the Company, as the Borrower, the Banks listed therein and Bankers Trust Company, as administrative agent, and all commitments to lend thereunder shall have been terminated and the obligations of the Borrowers thereunder shall have been discharged in full.
Promptly thereafter, the notes issued by the Borrower thereunder shall be returned by such lenders to the Borrower, marked "Cancelled".

The Administrative Agent shall promptly notify the Company, the Banks and the Administrative Agent of the satisfaction of the conditions set forth in this Section 3.01, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.2.  Conditions to All Loans.  The
obligation of each Bank to make any Loans pursuant to a Notice of Borrowing is subject to prior or concurrent satisfaction or waiver by the Required Banks in the case of Syndicated Loans, and the Bank making the relevant Loan in the case of Competitive Bid Loans, of the following further conditions precedent:

   (a)  With respect to any such Loan, the
Administrative Agent shall have received, (i) before the Funding Date thereof, an originally executed Notice of Borrowing signed by any of the chief executive officer, the chief financial officer, the treasurer or any assistant treasurer of the Company (the furnishing by the Company of each such Notice of Borrowing shall be deemed to constitute a representation and warranty of the Company that each of the conditions set forth in
Section 3.02(b) hereof (and, in the case of a Notice of Competitive Bid Borrowing, Section 3.03 hereof) will be satisfied on the related Funding Date);

   (b)  As of the Funding Date of such Loan:

        (i)  With respect to such Loan the
     representations and warranties contained herein shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except that the representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under this Agreement, and except that the representations and warranties set forth in Sections 4.04 and 4.05 shall not apply to Competitive Bid Loans which do not increase the aggregate principal amount of such Competitive Bid Loans then outstanding with Banks making the same;

       (ii)  No event shall have occurred and be
     continuing or would result from the consummation of the Loans on such Funding Date and the use of the proceeds thereof which would constitute (a) an Event of Default or (b) a Potential Event of
     Default;

      (iii) Each Borrower shall have performed in all material respects all agreements and satisfied in all material respects all conditions which this Agreement provides shall be performed by it on or before such Funding Date;

       (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain that Bank from making that Loan; and

        (v) The making of the Loans requested on such Funding Date shall not violate Regulation G,
     Regulation T, Regulation U or Regulation X of the
     Board or any other regulation of the Board or the Exchange Act.

     Section 3.3.  Conditions to All Competitive Bid
Loans.

   (a) Each Borrower shall, upon the request of the applicable Bank pursuant to Section 2.06(b) hereof, on or before the Funding Date of any Competitive Bid Loan, deliver to the Bank making such Competitive Bid Loan, the Competitive Bid Note executed by such Borrower in accordance with Section 2.06(b), substantially in the form of Exhibit A-2 annexed hereto, drawn to the order of such Bank with appropriate insertions.

   (b)  The obligation of each Bank to make any
Competitive Bid Loan is subject to concurrent satisfaction of the further condition precedent that on the date any Competitive Bid Loan is made there shall be outstanding a publicly held issue of unsecured
Indebtedness of the Company described in clause (i) of the definition of Indebtedness which ranks pari passu with the Indebtedness represented by the Notes and which is classified as long-term indebtedness in accordance with generally accepted accounting principles then applied by the Company and rated greater than or equal to BBB- by Standard & Poor's
Ratings Services or any successor equivalent rating and greater than or equal to Baa3 by Moody's Investors
Service, Inc. or any successor equivalent rating.

     Section 3.4.  Conditions to Loans to Subsidiary
Borrowers.

   (a) Concurrently with or before the designation by the Company of any of its Subsidiaries as a Subsidiary
Borrower, the Company shall deliver, or cause to be delivered, to the Banks (or to the Administrative Agent for the Banks with sufficient originally executed copies, where appropriate, for each Bank) with respect to such Subsidiary Borrower, each, unless otherwise noted, dated the Designation Date:

        (i)  Certified copies of such Subsidiary
     Borrower's Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of incorporation of such Subsidiary Borrower, each to be dated a recent date prior to the Designation Date;

       (ii)  Copies of such Subsidiary Borrower's
     Bylaws, certified as of the Designation Date by its corporate secretary or an assistant secretary;

      (iii)  Resolutions of such Subsidiary Borrower's
     Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and any other documents, instruments and certificates to be executed by such Subsidiary
     Borrower in connection herewith or therewith and approving and authorizing the execution, delivery and payment of the Notes to be issued by such Subsidiary Borrower and the incurrence of Loans by such Subsidiary Borrower, each certified as of the Designation Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

       (iv) Signature and incumbency certificates of such Subsidiary Borrower's officers executing a Loan Assumption Agreement substantially in the form of Exhibit G hereto and the Notes issued by it;

        (v)  Revolving Notes executed by such
     Subsidiary Borrower substantially in the form of Exhibit A-1 annexed hereto and in accordance with
     Section 2.06, drawn to the order of each Bank and with appropriate insertions, with such changes as are acceptable to the Administrative Agent to reflect that such Revolving Notes are obligations of such Subsidiary Borrower, rather than of the Company; and

       (vi)  Such other documents as the Administrative
     Agent may reasonably request.

   (b) The Administrative Agent shall have received an originally executed copy of the favorable written opinion of Wayne W. Juchatz, Esq, General Counsel of the Company, dated as of the Designation Date, relating to such Subsidiary Borrower, substantially in the form of Exhibit B annexed hereto, with such changes as are acceptable to the Administrative Agent to reflect that such opinion relates to such Subsidiary Borrower, rather than to the Company; the Company hereby expressly instructs such counsel to prepare such opinion and deliver it to the Banks for their benefit and such opinion shall contain a statement to that effect.



                       ARTICLE 4

            Representations and Warranties

     In order to induce the Banks to enter into this Agreement and to make the Loans, the Company and each Borrower (as to itself only) represents and warrants to each Bank that the following statements are true, correct and complete:

     Section 4.1.  Organization, Powers and Good
Standing.

   (a) Organization and Powers. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Borrower has all requisite corporate power and authority (i) to own and operate its properties and to carry on its business as now conducted and proposed to be conducted, except where the lack of corporate power and authority would not have a Material Adverse Effect and (ii) to enter into this Agreement and to carry out the transactions contemplated hereby, and to issue the Notes.

   (b) Good Standing. Each Borrower is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing would not have a Material Adverse Effect.

     Section 4.2.  Authorization of Borrowing, Etc.

   (a) Authorization of Borrowing. The execution, delivery and performance of this Agreement (and in the case of each Subsidiary Borrower, its Loan Assumption
Agreement), and the issuance, delivery and payment of the Notes and the borrowing of the Loans have been duly authorized by all necessary corporate action by each Borrower.

   (b) No Conflict. The execution, delivery and performance by each Borrower of this Agreement (and in the case of each Subsidiary Borrower, its Loan
Assumption Agreement) and the issuance, delivery and performance of the Notes by each Borrower, and the borrowing of the Loans do not and will not (i) violate any provision of law applicable to the Company or any of its Subsidiaries, (ii) violate the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, (iii) violate any order, judgment or decree of any court or other Governmental Authority binding on the Company or any of its Subsidiaries, (iv) conflict with, result in a breach of or constitute
(with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries, or (v) result in or require the creation or imposition of any material Lien upon any of the material properties or assets of the Company or any of its Subsidiaries or require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries other than such approvals and consents which have been or will be obtained on or before the Effective Date.

   (c) Governmental Consents. The execution, delivery and performance by each Borrower of this Agreement (and in the case of each Subsidiary Borrower, its Loan
Assumption Agreement) and the issuance, delivery and performance by each Borrower of the Notes will not require on the part of such Borrower any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority other than any such registration, consent, approval, notice or other action which has been duly made, given or taken.

   (d) Binding Obligation. This Agreement is and each of the Notes and each Loan Assumption Agreement when executed and delivered and each Loan when made will be a legally valid and binding obligation of the Company and/or the applicable Borrower, as the case may be, enforceable against the Company and/or the applicable
Borrower, as the case may be, in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     Section 4.3.  Financial Condition.  The Company
has delivered to the Banks the audited consolidated financial statements of the Company and its subsidiaries for the year ended January 3, 1998 as set forth in the 1997 Annual Report to Shareholders of the Company (the "Financial Statements"). All such
Financial Statements were prepared in accordance with generally accepted accounting principles except for the preparation of footnote disclosures for the unaudited statements. All such Financial Statements fairly present the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated statements of income and cash flows of the Company and its Subsidiaries for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements, to changes resulting from normal year-end adjustments.

     Section 4.4.  No Adverse Material Change.  Since
January 3, 1998, there has been no change in the business, operations, properties, assets or condition
(financial or otherwise) of the Company or any of its Subsidiaries, which has been, either in any case or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole.

     Section 4.5.  Litigation.  Except as disclosed in
the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998 and in the Financial
Statements delivered to the Banks pursuant to Section
4.03 hereof, there is no action, suit, proceeding, governmental investigation (including, without limitation, any of the foregoing relating to laws, rules and regulations relating to the protection of the environment, health and safety) of which the Company has knowledge or arbitration (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity or before or by any Governmental Authority, domestic or foreign, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries which is probable of being successful and which would have a Material Adverse Effect.

     Section 4.6.  Payment of Taxes.  Except to the
extent permitted by Section 5.03, all taxes, assessments, fees and other governmental charges upon the Company and each of its Subsidiaries and upon their respective properties, assets, income and franchises which are material to the Company and its Subsidiaries, taken as a whole, and were due and payable, have been paid.

     Section 4.7.  Governmental Regulation.  (a)
Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding
Company Act of 1935 or to any federal or state statute or regulation limiting its ability to incur
Indebtedness for money borrowed as contemplated by this Agreement.

   (b) Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.8.  Securities Activities.  Neither the
Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     Section 4.9.  ERISA Compliance.

   (a) The Company and its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Pension Plans and all Multiemployer Plans.

   (b)  No Termination Event has occurred or is
reasonably expected to occur with respect to any Pension Plan, as the case may be, which has resulted or would result in any material liability to the PBGC (or any successor thereto) or to any other Person under
Section 4062, 4063, or 4064 of ERISA.

   (c)  Neither the Company nor any of its ERISA
Affiliates has incurred or reasonably expects to incur any withdrawal liability under Part E of Title IV of ERISA to any Multiemployer Plan individually or in the aggregate in excess of $50,000,000.

   (d) The sum of the amount of unfunded benefit liabilities under all Pension Plans (excluding each Pension Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $100,000,000.

   (e)  Neither the Company nor any of its ERISA
Affiliates has incurred any accumulated funding deficiency (whether or not waived) with respect to any Pension Plan individually or in the aggregate in excess of $2,000,000.

   (f)  Neither the Company nor any of its ERISA
Affiliates has or reasonably expects to become subject to a lien in favor of any Pension Plan under
Section 302(f) of ERISA individually or in the aggregate in excess of $1,000,000.

   (g)  Neither the Company nor any of its ERISA
Affiliate has or reasonably expects to become subject to a requirement to provide security to any Pension
Plan under Section 307 of ERISA individually or in the aggregate in excess of $10,000,000.

     As used in this subsection 4.09, the term "amount of unfunded benefit liabilities" has the meaning specified in Section 4001(a)(18) of ERISA, and the term
"accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code.

     Section 4.10.  Certain Fees.

     No broker's or finder's fee or commission will be payable by the Company with respect to the offer, issuance and sale of any Note or the borrowing of any Loan comprising a Syndicated Loan or Competitive Bid
Loan or the execution, delivery and performance of this Agreement.

                       ARTICLE 5

                 Affirmative Covenants

     The Company covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Loans and Notes unless
Required Banks shall otherwise give prior written consent, it shall perform all covenants in this Section
5:

     Section 5.1.  Financial Statements and Other
Reports.

     The Company will maintain, and cause each of its subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles in effect from time to time. The Company will deliver to the Banks
(except to the extent otherwise expressly provided below in subsection 5.01(b)(ii)):

   (a) (i) as soon as practicable and in any event within 45 days after the end of each fiscal quarter ending after the Effective Date in the Company's fiscal year the consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such period, and the related consolidated statements of income and cash flows of the Company and its consolidated subsidiaries in each case certified by the chief financial officer or controller of the Company that they fairly present the financial condition of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations and changes in their cash flows, subject to changes resulting from audit and normal year-end adjustments, based on their respective normal accounting procedures applied on a consistent basis (except as noted therein);

     (ii)      as soon as practicable and in any event
within 90 days after the end of each fiscal year the consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such year and the related consolidated statements of income and cash flows of the Company and its consolidated subsidiaries for such fiscal year, accompanied by a report thereon of independent certified public accountants of recognized national standing selected by the Company which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations and changes in their cash flows for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as noted in such report) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

   (b) (i) together with each delivery of financial statements of the Company and its consolidated subsidiaries pursuant to subdivisions (a)(i) and
(a)(ii) above, (A) an Officer's Certificate of the Company stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under such signer's supervision, a review in reasonable detail of the transactions and condition of the Company and its consolidated subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (B) a Compliance Certificate demonstrating in reasonable detail compliance (as determined in accordance with GAAP during and at the end of such accounting periods) with the restrictions contained in
Section 6.03 and, in addition, a written statement of the chief accounting officer, chief financial officer, any vice president or the treasurer or any assistant treasurer of the Company describing in reasonable detail the differences between the financial information contained in such financial statements and the information contained in the Compliance Certificate relating to the Company's compliance with Section 6.03 hereof;

     (ii)      promptly upon their becoming available
but only to the extent requested by a Bank, copies of all publicly available financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders or by any Subsidiary of the Company to its security holders other than the Company or another Subsidiary, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning material developments in the business of the Company and its Subsidiaries;

     (iii) promptly upon the chairman of the board, the chief executive officer, the president, the chief accounting officer, the chief financial officer, the treasurer or the general counsel of the Company obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, (b) that any Person has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in
Section 7.02, or (c) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, an Officer's
Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto; and

     (iv)      with reasonable promptness, such other
information and data with respect to the Company or any of its subsidiaries as from time to time may be reasonably requested by any Bank.

     Section 5.2.  Conduct of Business and Corporate
Existence. Except as permitted by Section 6.01, the Company will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to the business of the Company and its Subsidiaries, taken as a whole.

     Section 5.3.  Payment of Taxes.  The Company will,
and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property when due which are material to the Company and its Subsidiaries, taken as a whole, provided that no such amount need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor.

     Section 5.4.  Maintenance of Properties;
Insurance. The Company will maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in its business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate material repairs and renewals thereto and replacements thereof. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its material properties and business and the material properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations and to the extent reasonably prudent may self-insure.

     Section 5.5.  Inspection.  The Company shall
permit any authorized representatives designated by any Bank to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their financial and accounting records, and, to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that any confidential information so obtained by any Bank shall remain confidential except where disclosure is mandated by applicable laws or such information otherwise becomes public other than by a breach by such Bank of this Section 5.05; provided further that this Section shall not prohibit any Bank from disclosing to any Agent (or any Agent from disclosing to any Bank) any Event of Default or Potential Event of Default.

     Section 5.6.  Compliance with Laws.  The Company
and its Subsidiaries shall exercise all due diligence in order to comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, laws, rules and regulations relating to the disposal of hazardous wastes and asbestos in the environment and ERISA), noncompliance with which would have a Material Adverse Effect.



                       ARTICLE 6

                  Negative Covenants

     The Company covenants and agrees that, so long as any of the Commitments shall be in effect and until payment in full of all of the Loans and the Notes, unless the Required Banks shall otherwise give prior written consent, it will perform all covenants in this
Section 6:

     Section 6.1.  Merger.  The Company may not
consolidate with, merge with or into or sell, lease or otherwise transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person unless:

         (i) the Company shall be the continuing
     Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are sold, leased or transferred shall be a solvent corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an agreement, executed and delivered to the Banks, in form and substance reasonably satisfactory to the Required Banks, all of the obligations of the Company under this Agreement, the Notes and the Competitive Bid Loans;
        (ii) immediately before and immediately after giving effect to such transaction, no Event of Default and no Potential Event of Default shall have occurred and be continuing (with the interest coverage ratio required by Section 6.03(a) being calculated on a pro forma basis for the four fiscal quarters of the Company and such Person ending immediately prior to the date of such consolidation, merger, sale, lease or transfer);
     and

       (iii) the Company shall deliver to the Banks an Officer's Certificate (attaching the arithmetic computations to demonstrate compliance with
     Section 6.03) and an opinion of counsel, each stating that such consolidation, merger, sale, lease or transfer and such agreement comply with this Section 6.03 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 6.2.  Liens.  The Company will not, and
will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset
(including any document or instrument in respect of goods or accounts receivable) (other than Margin Stock) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

         (i) Liens in existence on the date hereof;

        (ii) Permitted Encumbrances;

       (iii) Liens on accounts receivable sold with recourse;

        (iv) Liens incurred in connection with the acquisition of equipment by the Company or any of its Subsidiaries for a cost less than $2,000,000 in any case, provided that the principal amount of the indebtedness so secured shall not exceed in any case 100% of the cost to the Company or such Subsidiary of the equipment acquired and provided, further, that each such Lien shall cover only the equipment acquired and the proceeds thereof, substitutions therefor and replacements thereof;
     and

         (v) Liens (other than Liens permitted by clauses (i)-(iv) above) securing obligations of the Company and its Subsidiaries (including
     Indebtedness) not in excess of an amount equal to 5% of the consolidated total assets of the Company and its Subsidiaries, all as determined in accordance with GAAP on a consolidated basis for the Company and its Subsidiaries.
     Nothing in this Section 6.02 shall prohibit the sale, assignment, transfer, conveyance or other disposition of any Margin Stock owned by the Company or any of its Subsidiaries at its fair value, or the creation, incurrence, assumption or existence of any Lien on or with respect to any Margin Stock.

     Section 6.3.  Financial Covenants.

   (a)  Minimum Consolidated Net Worth.

     The Company will not permit its Consolidated Net
Worth (less the Textron Affiliate Amount) at any time during any fiscal quarter (each a "Measurement
Quarter") ending on and after January 3, 1998 to be less than the sum of (x) $3,000,000,000 plus (y) an amount equal to 40% of the Consolidated Net Income of the Company for each fiscal quarter of the Company in which the Company had a Consolidated Net Income for such fiscal quarter in excess of $0 and which such fiscal quarter commenced on or after January 4, 1998 and ended on or prior to the first day of such Measurement Quarter plus (z) 100% of the proceeds of any equity issuances by the Company (excluding issuances as a result of the exercise of employee stock options) on and after the date of this Agreement.

   (b)  Interest Coverage Ratio.

     The Company shall not permit the ratio of (i) Con solidated EBITDA to (ii) Consolidated Interest Expense at any date to be less than 1.5 to 1.0 calculated at the end of each fiscal quarter of the Company by reference to the four fiscal quarter periods ending on such date of calculation.

     Section 6.4.  Existing Subordinated Debt.  The
Company will not amend or otherwise change the terms of any Existing Subordinated Debt except as specifically permitted hereby, or make, directly or indirectly, any payment consistent with an amendment or change thereto, if the effect of such amendment or change is to increase the interest rate on such Debt, change the dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect to such Debt, grant any security interest in favor of such Existing
Subordinated Debt, change the redemption provisions thereof, change the subordination provisions thereof, cause the Existing Subordinated Debt to be guaranteed by any Person or which, together with all other amendments or changes made, increase materially the obligations of the obligor or confer additional rights on the holder of such Debt which would be adverse to the Company or the Banks.

     Section 6.5.  Use of Proceeds.  Notwithstanding
any provisions of this Agreement to the contrary, no portion of the proceeds of any borrowing under this Agreement shall be used by the Company in any manner which would cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board or any other regulation of the Board or to violate the Exchange
Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.



                       ARTICLE 7

                   Events of Default

     If any of the following conditions or events
("Events of Default") shall occur and be continuing:

     Section 7.1.  Failure to Make Payments When Due.
Failure to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any interest on any Loan or any other amount due under this Agreement when due and such default shall continue for 5 days; or

     Section 7.2.  Default in Other Agreements.

         (i) Failure of the Company or any of its Subsidiaries to pay when due any principal or interest on any Indebtedness (other than Indebtedness referred to in Section 7.01) in an individual principal amount of $20,000,000 or more or items of Indebtedness with an aggregate principal amount of $20,000,000 or more beyond the end of any period prior to which the obligee thereunder is prohibited from accelerating payment thereunder or any grace period after the maturity thereof, or (ii) breach or default of the Company or any of its Subsidiaries (other than a default arising under any restrictive provision relating to any sale, pledge or other disposition of Margin
     Stock contained in a lending agreement to which any Bank or Affiliate thereof is a party) with respect to any other term of (y) any evidence of any Indebtedness in an individual principal amount of $20,000,000 or more or items of Indebtedness with an aggregate principal amount of $20,000,000 or more; or (z) any loan agreement, mortgage, indenture or other agreement relating thereto, if such failure, default or breach shall continue for more than the period of grace, if any, specified therein and shall not at the time of acceleration hereunder be cured or waived; or

     Section 7.3.  Breach of Certain Covenants.
Failure of any Borrower to perform or comply with any term or condition contained in Section 5.02, 6.01, 6.03, 6.04 or 6.05 of this Agreement; or

     Section 7.4.  Breach of Warranty.  Any
representation or warranty made by any Borrower in this Agreement or in any statement or certificate at any time given by such Person in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

     Section 7.5.  Other Defaults under Agreement.  Any
Borrower shall default in the performance of or compliance with any term contained in this Agreement other than those referred to above in Section 7.01,
7.03 or 7.04 and such default shall not have been remedied or waived within 30 days after receipt of notice from the Administrative Agent or any Bank of such default; or

     Section 7.6.  Involuntary Bankruptcy; Appointment
of Receiver, etc. (a) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Restricted
Subsidiaries or any Subsidiary Borrower in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or
(b) an involuntary case is commenced against the Company or any of its Restricted Subsidiaries or any Subsidiary Borrower under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Restricted Subsidiaries or any Subsidiary
Borrower, or over all or a substantial part of its property, shall have been entered; or an interim receiver, trustee or other custodian of the Company or any of its Restricted Subsidiaries or any Subsidiary
Borrower for all or a substantial part of the property of the Company or any of its Restricted Subsidiaries or any Subsidiary Borrower is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Company or any of its Restricted Subsidiaries or any Subsidiary Borrower, and the continuance of any such events in subpart (b) for 60 days unless dismissed, bonded or discharged; or

     Section 7.7.  Voluntary Bankruptcy; Appointment of
Receiver, etc.  The Company or any of its Restricted
Subsidiaries or any Subsidiary Borrower shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any of its Restricted Subsidiaries or any Subsidiary
Borrower of any assignment for the benefit of creditors; or the inability or failure of the Company or any of its Restricted Subsidiaries or any Subsidiary
Borrower, or the admission by the Company or any of its Restricted Subsidiaries or any Subsidiary Borrower in writing of its inability to pay its debts as such debts become due; or the Board of Directors of the Company or any Restricted Subsidiary or any Subsidiary Borrower
(or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

     Section 7.8.  Judgments and Attachments.  Any
money judgment, writ or warrant of attachment, or similar process involving individually or in the aggregate an amount in excess of $50,000,000 shall be entered or filed against the Company or any Restricted
Subsidiary or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed, as the case may be, for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

     Section 7.9.  Dissolution.  Any order, judgment or
decree shall be entered against the Company or any of its Restricted Subsidiaries or any Subsidiary Borrower decreeing the dissolution or split up of the Company or that Restricted Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

     Section 7.10.  ERISA Title IV Liabilities.

         (i) The Company or any of its ERISA Affiliates shall terminate or suffer the termination of (by action of the PBGC or any successor thereto) any Pension Plan, or shall suffer the appointment of or the institution of proceedings to appoint a trustee to administer any Pension Plan, or shall withdraw (under Section 4063 of ERISA) from a Pension Plan, if as of the date thereof or any subsequent date the sum of the Company's and each ERISA Affiliate's liabilities to the PBGC or any other Person under Sections 4062, 4063 and 4064 of
     ERISA (calculated after giving effect to the tax consequences thereof) resulting from or otherwise associated with the above-described events exceeds
     $50,000,000; or

        (ii) The Company or any of its ERISA Affiliates shall withdraw from any Multiemployer Plan and the aggregate amount of withdrawal liability
     (determined pursuant to Sections 4201 et seq. of ERISA) to which the Company and its ERISA
     Affiliates become obligated to all Multiemployer
     Plans requires annual payments in excess of $5,000,000;

     THEN (i) upon the occurrence of any Event of Default described in the foregoing Sections 7.06 or 7.07, the unpaid principal amount of and accrued interest on all the Loans shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company and each Borrower and the obligation of each Bank to make any Loans hereunder shall thereupon terminate, and
(ii) upon the occurrence of any other Event of Default, the Required Banks may, by written notice to the Company and each Borrower, (A) terminate the Commitments and the obligation of each Bank to make any Loan hereunder shall thereupon terminate and/or (B) declare the unpaid principal amount of and accrued interest on all the Loans to be, and the same shall forthwith become, immediately due and payable.
Nevertheless, if at any time within 60 days after acceleration of the maturity of the Loans, each Borrower shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all other fees and expenses then owed hereunder and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes), in each case due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.06, then the Required Banks by written notice to the Company may (in their sole discretion) rescind and annul the acceleration and its consequences; but such action shall not affect any termination of the Commitments or any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

     Section 7.11.  Redenomination Upon Acceleration.
Upon the acceleration of the Loans outstanding hereunder following the occurrence and the continuance of any Event of Default, the Required Banks may, at their option, and, notwithstanding Section 2.12(m) of this Agreement, Redenominate all Eurocurrency Rate
Loans denominated in Alternative Currencies and then outstanding into Eurocurrency Rate Loans or Base Rate
Loans denominated in Dollars. Such Redenomination shall be equal to the Currency Equivalent (calculated at the date of Redenomination) in Dollars of such Eurocurrency Rate Loans. In addition, the affected
Borrower hereby agrees to indemnify each Bank against all losses contemplated by Section 2.12(e) of this Agreement suffered as a result of such Redenomination.
In addition, if upon any Event of Default, any payment default, or for purposes of obtaining a judgment in any court for any purpose hereunder (including a proceeding under the Bankruptcy Code), it becomes necessary to determine the Currency Equivalent in Dollars of any payment obligation hereunder (whether with respect to a principal amount or interest or otherwise) which is payable in any other currency (an "Other Currency
Obligation"), such determination shall be made at the time (or from time to time) and to the extent payment
(in whole or in part) has actually been made by the affected Borrower or a judgment has been rendered. A certificate of a Bank as to the amount required to be paid by the affected Borrower under this Section shall accompany a demand for such payment and shall be conclusive and binding for all purposes, absent manifest error.



                       ARTICLE 8

                        Agents

     Section 8.1.  Appointment.  Each of the Banks
hereby appoints and authorizes each Agent to act hereunder and under the other instruments and agreements referred to herein as its agent hereunder and thereunder. Each Agent agrees to act as such upon the express conditions contained in this Section 8.
The provisions of this Section 8 are solely for the benefit of the Agents, and neither the Company nor any other Borrower shall have any rights as a third party beneficiary of or any obligations under any of the provisions hereof. In performing its functions and duties under this Agreement, each Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any other Borrower.

     Section 8.2.  Powers; General Immunity.

   (a) Duties Specified. Each Bank irrevocably authorizes each Agent to take such action on such Bank's behalf and to exercise such powers hereunder and under the other instruments and agreements referred to herein as are specifically delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agents shall have only those duties and responsibilities which are expressly specified in this Agreement and each may perform such duties by or through its agents or employees. The duties of the Agents shall be mechanical and administrative in nature; and no Agent shall have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

   (b)  No Responsibility for Certain Matters.  No
Agent shall be responsible to any Bank for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or the Notes issued hereunder or any Loan, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by such Agent to any Bank or by or on behalf of the Borrower to such Agent or any Bank, or for the accuracy of any information relating to Competitive Bid Loans (including as to amounts outstanding at any time), or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans, or of the existence or possible existence of any Event of Default or Potential
Event of Default.

   (c) Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees or agents shall be responsible or liable to any Bank for any action taken or omitted hereunder or under any of the other Loan Documents or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. If an Agent shall request instructions from any Bank with respect to any act or action (including the failure to take an action) in connection with this Agreement or the Notes, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Banks.
Without prejudice to the generality of the foregoing,
(i) the Agents shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower), accountants, experts and other professional advisors selected by it; and (ii) no Bank shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement, any Note or the other instruments and agreements referred to herein or therein in accordance with the instructions of the Required Banks. The Agents shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement, any Note or the other instruments and agreements referred to herein or therein unless and until it has obtained the instructions of the Required Banks.
   (d) Agents Entitled to Act as Bank. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its respective individual capacity as a Bank hereunder. With respect to its participation in the Loans, each of Morgan, The
Chase Manhattan Bank, Citibank, N.A. (as an affiliate of Citicorp Securities, Inc.) and Deutsche Bank AG, New
York Branch shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term
"Bank" or "Banks" or any similar term shall, unless the context clearly otherwise indicates, include the Agents in their respective individual capacity. Each of Morgan, The Chase Manhattan Bank, Citibank, N.A. (as an affiliate of Citicorp Securities, Inc.), Deutsche Bank
AG, New York Branch and their respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any Affiliate or Subsidiary of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company or any such Affiliate or Subsidiary for services in connection with this Agreement or the Notes and otherwise without having to account for the same to the Banks.

     Section 8.3.  Representations and Warranties; No
Responsibility for Appraisal of Creditworthiness.  Each
Bank represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and each other Borrower in connection with the making of the Loans hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company. No Agent shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of any Bank or to provide any Bank with any credit or other information with respect thereto whether coming into its possession before the making of the Loan or any time or times thereafter, and no Agent shall further have any responsibility with respect to the accuracy of or the completeness of the information provided to the Banks.

     Section 8.4.  Right to Indemnity.  Each Bank
severally agrees to indemnify each Agent in accordance with its Pro Rata Share to the extent such Agent shall not have been reimbursed by the Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or under the other Loan Documents or in any way relating to or arising out of this Agreement or the Notes; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from an Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     Section 8.5.  Payee of Note Treated as Owner.
Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative
Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange for such Note.

     Section 8.6.  Resignation by the Agents.  (a) Any
Agent may resign from the performance of all its functions and duties hereunder at any time by giving
30 days' prior written notice to the Company and the Banks. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

   (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Agent who shall be satisfactory to the Company and shall be an incorporated bank or trust company with a combined surplus and undivided capital of at least $500 million.

   (c) If a successor Agent shall not have been so appointed within said 30 day period, the resigning
Agent, with the consent of the Company, shall then appoint a successor Agent who shall serve in the same capacity as the resigning Agent until such time, if any, as the Required Banks, with the consent of the Company, appoint a successor Agent as provided above.

     Section 8.7.  Successor Agents.  Any Agent may
resign at any time as provided in Section 8.06 hereof.
Upon any such notice of resignation, the Required Banks shall have the right, upon five days' notice to the Company and subject to Section 8.06 hereof, to appoint a successor Agent. Upon the acceptance of any appointment by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as an Agent under this Agreement. After any retiring Agent's resignation hereunder as an Agent the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.



                       ARTICLE 9

                       Guarantee

     Section 9.1.  Guarantee.  The Company hereby
unconditionally guarantees the due and punctual payment of all principal of and interest on, and all other amounts now or hereafter payable by any Subsidiary
Borrower to any Bank or Banks or any Agent under this Agreement, any Note or any Loans (collectively,
"Guaranteed Obligations") when any of the same shall become due, whether at stated maturity, by required payment, declaration, acceleration, demand or otherwise
(including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 362(a)), and agrees to pay any and all costs and expenses (including reasonable fees and disbursements of counsel) incurred by any Agent or the Banks in enforcing any rights under this Section 9.

     The Company agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that the Company will remain bound under this Section 9 notwithstanding any extension, renewal or other alteration of any Guaranteed Obligation.

     Section 9.2.  Obligation Not Affected by Certain
Events.  The Company waives presentation of, demand of,
and protest of any Guaranteed Obligation and also
waives notice of  protest for nonpayment.  The
obligations of the Company under this Section 9 shall
not be affected by:

   (a)  the failure of any Bank, any Agent or any other
Person to assert any claim or demand or to enforce any right or remedy against any Subsidiary Borrower or any successor thereto under the provisions of this Agreement or any other agreement or otherwise;

   (b) any extension or renewal of any provision of any thereof;

   (c) any change in the time, manner or place of payment of any of the Guaranteed Obligations or any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any instrument or agreement executed pursuant thereto; or

   (d) the failure to perfect any security interest in, or the release of, any of the security held by any Bank, any Agent or other Person for any of the Guaranteed Obligations.

     Section 9.3.   Guarantee of Payment.  The Company
further agrees that this Section 9 constitutes a guarantee of payment when due and not of collection and waives any right to require that any resort be had by any Bank or any Agent or any other Person to any security held for payment of any of the Guaranteed
Obligations or to any balance of any deposit account or credit on the books of any Bank, any Agent or any other
Person in favor of any Subsidiary Borrower or any other
Person.

     Section 9.4.  Obligation Not Subject to
Limitation.  The obligation of the Company under this
Section 9 shall not be subject to any reduction, limitation, impairment, or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed
Obligations or discharge of any Subsidiary Borrower from any of the Guaranteed Obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, the obligation of the Company under this Section 9 shall not be discharged or impaired or otherwise affected by the failure of any Bank or any Agent or any other Person to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement or instrument or any other guarantee, by any waiver or modification of any thereof, by any default, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Company or which would otherwise operate as a discharge of the Company as a matter of law or equity.

     The Company further agrees that this Section 9 shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, interest on or any other amount with respect to, any Guaranteed Obligation is rescinded or must otherwise be restored by any Bank, any Agent or any other Person upon the bankruptcy or reorganization of any Subsidiary Borrower, any other
Person or otherwise.

     Section 9.5.  Order of Payment.  The Company
further agrees, in furtherance of the foregoing and not in limitation of any other right which any Bank, any Agent or any other Person may have at law or in equity against the Company by virtue of this Section 9, upon the failure of any Subsidiary Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether by required prepayment, acceleration or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11
U.S.C. 362(a)), the Company will forthwith pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of the Banks or for the benefit of any Agent, as the case may be, an amount equal to the sum of the unpaid principal amount of such Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations
(including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to any Subsidiary Borrower, would have accrued on such Guaranteed Obligations) and all other Guaranteed
Obligations then owed to the Banks and such Agent as aforesaid. All such payments shall be applied promptly, from time to time, by the Administrative
Agent:

     First, to the payment of the costs and expenses of any collection, or other realization under this
Section 9, including reasonable compensation to the Agents and their respective agents and counsel, and all expenses, liabilities and advances made or incurred by the Agents in connection therewith;

     Second, to the payment of accrued but unpaid interest on the Notes and the Loans comprising the Guaranteed Obligations;

     Third, to the payment of the Guaranteed
Obligations not paid pursuant to clause Second above;

     Fourth, after payment in full of all Guaranteed
Obligations, to the Company or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

     Section 9.6.  Waiver by the Company.  The Company
hereby waives absolutely and irrevocably any claim which it may have against any of the Subsidiary
Borrowers by reason of any payment to the Banks or any Agent or to any other Person pursuant to or in respect of the guarantee set forth in this Section 9, including any claim by way of subrogation, contribution, reimbursement, indemnity or otherwise.



                      ARTICLE 10

                     Miscellaneous

     Section 10.1.  Benefit of Agreement.

   (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not assign or transfer any of its interest hereunder without the prior written consent of the Banks.

   (b) Any Bank may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the offices of an Affiliate of such Bank, provided that doing so shall not cause any Borrower to incur any additional costs hereunder at the time of such transfer.

   (c) Any Bank may assign its rights and delegate its obligations under this Agreement and further may sell participations in all or any part of any Loan or Loans made by it or its Commitment or any other interest herein or in its Notes to another bank or other entity;
provided that (i) in the case of an assignment, such Bank shall (a) give to the Company and the Administrative Agent prior notice thereof, and, in the case of any assignment, the Company and the Administrative Agent shall, except as set forth in the last sentence of this Section 10.01(c) and in Section
10.01(d), have consented thereto (such consent not to be unreasonably withheld) and (b) comply with
Section 10.01(f) hereof and thereupon, the assignee
"Purchasing Bank" shall have, to the extent of such assignment (unless otherwise provided thereby), the rights and benefits described in Section 10.01(f) hereof, and (ii) in the case of a participation, except as set forth below, (a) the participant shall not have any rights under this Agreement or any Note or any other document delivered in connection herewith (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto); provided that a participation agreement may provide that a Bank will not agree to any modification, amendment or waiver of any provision in this Agreement described in clause
(i), (iii), or (iv) of Section 10.06 without the consent of the participant and (b) all amounts payable by the Borrower under Sections 2.12(e) and 2.12(i) hereof shall be determined as if the Bank had not sold such participation. Except with respect to interest rate, principal amount of any Loan, fees, scheduled dates for payment of principal or interest or fees, scheduled termination of commitments and commitment amounts, a Bank will not in any such participation agreement restrict its ability to make any modification, amendment or waiver to this Agreement without the consent of the participant. Any Bank may furnish any information concerning the Company in possession of such Bank from time to time to Affiliates of such Bank and to assignees and participants
(including prospective assignees and participants), provided, however, that (i) except when such information is furnished to an Affiliate, the furnishing Bank shall give the Company prior notice of any furnishing of non-public information (ii) the recipient shall agree to the terms of this Section
10.01 hereof and (iii) the furnishing of such information (and the nature, manner and extent thereof) by any Bank to its Affiliates and such assignees and participants shall be further governed by the relevant agreement, assignment or participation agreement relating to such arrangement, assignment or participation, as the case may be. Notwithstanding anything to the contrary in the foregoing, any Bank may, without the consent of the Company or the Administrative Agent, assign any of its rights and interests in Loans hereunder to (x) a federal reserve bank without the consent of the Company or (y) any Affiliate of such Bank; provided that an Affiliate to whom such disposition has been made shall not be considered a "Bank" for purposes of Section 10.06 but shall be considered a "Bank" for purposes of Sections
10.04 and 10.05.

   (d) Notwithstanding the foregoing provisions of this Section 10.01, each Bank may at any time, upon 30 days' prior written notice to the Administrative Agent and the Company, sell, assign, transfer or negotiate all or any part of its Loans, Notes or Commitment if, but only if, concurrently therewith or prior thereto
(a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange
Commission under the Securities Exchange Act of 1934) of a majority of the outstanding shares of voting stock of the Company pursuant to one or more transactions not approved, in their capacities as directors, by at least a majority of the individuals who served as directors of the Company on the date one year prior to the date of the first acquisition of voting stock leading to such acquisition or (b) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12 month period were directors of the Company cease for any reason to constitute a majority of the board of directors of the Company.

   (e) Except pursuant to an assignment permitted by this Agreement but only to the extent set forth in such assignment, no Bank shall, as between each Borrower and that Bank, be relieved of any of its obligations hereunder as a result of any sale, transfer or negotiation of, or granting of participations in, all or any part of the Loans, the Notes or Commitment of that Bank or other obligations owed to such Bank.

   (f) Any Bank may at any time assign to one or more banks or other financial institutions all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, provided that (i) the minimum amount of such assignment shall be equivalent to (A) if the Purchasing Bank is not a Bank hereunder, $20,000,000 or the aggregate amount of the assigning Bank's Commitment, whichever is less and (B) if the Purchasing Bank is a Bank hereunder, $5,000,000 and (ii) after giving effect to such assignment, the Commitment of the assigning Bank is equivalent to not less than $10,000,000, unless such assigning Bank shall have assigned all of its rights and obligations under this Agreement and the Notes; and provided further that any such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Competitive Bid Loans. Any assignment made pursuant to Section 10.01(c) hereof shall be made pursuant to a Transfer Supplement, substantially in the form of Exhibit F annexed hereto, executed by the Purchasing Bank, the transferor Bank, the Company and the Administrative Agent. Upon (i) such execution of such Transfer Supplement, (ii) delivery of an executed copy thereof to the Borrower, (iii) payment by such Purchasing Bank to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Purchasing Bank, and (iv) payment by such Purchasing Bank or transferor Bank (as they shall mutually agree) to the Administrative Agent of a non-refundable fee of $3,000 to cover administrative and other expenses which may be incurred in connection with such assignment, such Purchasing
Bank shall for all purposes be a Bank party to this Agreement and shall have the rights (including without limitation the benefits of Sections 2.12 and 2.13) and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto and thereto with the pro rata Share of the applicable
Commitment set forth in such Transfer Supplement, and no further consent or action by the Company, the Banks or the Administrative Agent shall be required. Such
Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing
Bank and the resulting adjustment of pro rata Shares arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement, the Loans and the Notes. Upon the consummation of any transfer to a Purchasing Bank pursuant to this paragraph (f), the transferor Bank, the Administrative Agent and the Company shall make appropriate arrangements so that, if required, a replacement Note is issued to such transferor Bank and a new Note or, as appropriate, a replacement Note, issued to such Purchasing Bank, in each case in principal amounts reflecting their pro rata Shares or, as appropriate, their outstanding
Loans, as adjusted pursuant to such Transfer
Supplement.

     Section 10.2.  Expenses.  Whether or not the
transactions contemplated hereby shall be consummated, the Company agrees to promptly pay (i) all the actual and reasonable out-of-pocket costs and expenses of the Agents in connection with the negotiation, preparation and execution of this Agreement, and the Notes;
(ii) the reasonable fees, expenses and disbursements of Davis, Polk & Wardwell, special counsel to the Agents, in connection with the negotiation, preparation, execution and administration of this Agreement, the Notes, the Loans, and any amendments and waivers hereto or thereto; and (iii) all reasonable costs and expenses
(including reasonable attorneys' fees, expenses and disbursements, and costs of settlement) incurred by the Banks in enforcing any obligations of or in collecting any payments due from any Borrower hereunder or under the Notes by reason of the occurrence of any Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings or otherwise.

     Section 10.3.  Indemnity.  In addition to the
payment of expenses pursuant to Section 10.02 hereof, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold each Agent and each Bank and any holder of any of the Notes and the officers, directors, employees, agents, advisors and affiliates of each of them (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees, expenses and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Banks' agreement to make the Loans or the use or intended use of the proceeds of any of the Loans hereunder (the "indemnified liabilities");
provided that, the Company shall have no obligation to any Indemnitee hereunder to the extent that such indemnified liabilities arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy or otherwise, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

     Section 10.4.  Setoff.  In addition to any rights
now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Bank and each subsequent holder of any Note is hereby authorized by each Borrower at any time and from time to time, without notice to such Borrower, or to any other
Person, and without presentment, demand or protest, any such being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by that Bank or that subsequent holder (including, without limitation, any branches or agencies thereof, wherever located) to or for the credit or the account of such Borrower against and on account of the obligations and liabilities of such Borrower to that Bank or that subsequent holder under this Agreement, or the Notes including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Notes or the Loans, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) that Bank or that subsequent holder shall have declared the principal or the interest on the Loans and Notes, and other amounts due hereunder, to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     Section 10.5.  Ratable Sharing.  Subject to the
last sentence of this Section 10.05, each Bank and each subsequent holder by acceptance of a Revolving Note or a Syndicated Loan agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of principal of or interest on the Syndicated Loans and Revolving Notes and amounts payable in respect of the facility fees, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Banks proportionately to their respective pro rata Shares whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Revolving Notes and Syndicated Loans, (ii) if any of them shall exercise any right of counterclaim, setoff, banker's lien or similar right with respect to amounts owed by any Borrower hereunder or under the Revolving
Notes or the Syndicated Loans, then the Bank or holder, as the case may be, shall apportion the amount recovered as a result of the exercise of such right in accordance with each Bank's pro rata Share, and
(iii) if any of them shall thereby through the exercise of any right of counterclaim, set off, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest due with respect to the Revolving Notes or Syndicated Loans held by the Bank or holder, or any amount payable hereunder which is greater than the proportion received by any other holder of the Revolving Notes or Syndicated Loans in respect of the aggregate amount of principal and interest due with respect to the Revolving Notes or Syndicated Loans held by it, or any amount payable hereunder, then the Bank or that holder of the Revolving Notes or Syndicated Loans receiving such proportionately greater payments shall (y) notify each other Bank and the Administrative Agent of such receipt and (z) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Revolving Notes or Syndicated
Loans held by the other holders so that all such recoveries of principal and interest with respect to the Revolving Notes or Syndicated Loans shall be proportionate to their pro rata Shares provided that, if all or part of such proportionately greater payment received by such purchasing holder is thereafter recovered from such holder, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that holder to the extent of such recovery, but without interest. Each
Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation in any such Revolving Note or Syndicated
Loan so purchased and any other subsequent holder of a participation in any Revolving Note or Syndicated Loan otherwise acquired may exercise any and all rights of banker's lien, set off or counterclaim with respect to any and all moneys owing by such Borrower to that holder as fully as if that holder were a holder of such Revolving Note or Syndicated Loan in the amount of the participation held by that holder. Notwithstanding the foregoing, upon the occurrence and during the continuance of a Potential Event of Default or an Event of Default, the ratable sharing arrangements set forth in this Section 10.05 shall be based on each Bank's pro rata share of all Loans outstanding at such time, rather than on each Bank's pro rata Share.

     Section 10.6.  Amendments and Waivers.  No
amendment, modification, termination or waiver of any provision of this Agreement or of the Notes or consent to any departure by any Borrower therefrom shall in any event be effective without the written concurrence of the Required Banks; provided that (a) any amendment, modification, termination or waiver (i) of any provision that increases the principal amount of the Commitments or the Loans, changes a Bank's pro rata
Share or affects the definitions of "Required Banks" and "Final Maturity Date," (ii) of any provision that expressly requires the approval or concurrence of all Banks, (iii) that decreases the interest rates borne by the Syndicated Loans, or postpones the payment of interest due on the Syndicated Loans, (iv) that decreases the amount or changes the due date of any amount payable in respect of the fees payable hereunder, (v) that eliminates the Company's guarantee set forth in Section 9 hereof or (vi) of any of the provisions contained in Sections 2.12(b), 2.12(c) and
7.01 hereof and this Section 10.06 shall be effective only if evidenced by a writing signed by or on behalf of all Banks and (b) any waiver with respect to a Competitive Bid Loan can be given only by the Bank affected with respect thereto. No amendment, modification, termination or waiver of any provision of
Section 8 hereof or any of the rights, duties, indemnities or obligations of any Agent, as agent shall be effective without the written concurrence of such Agent. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Bank, execute amendments, modifications, waivers or consents on behalf of that Bank. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.06 shall be binding upon each holder of the Notes or Loans, at the time outstanding, each future holder of the Notes or Loans and, if signed by such Borrower, on the Borrower.

     Section 10.7.  Independence of Covenants.  All
covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     Section 10.8.  Notices.  Unless otherwise provided
herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed;
provided that notices to the Administrative Agent shall not be effective until received by such Agent. For the purposes hereof, the addresses of the parties hereto
(until notice of a change thereof is delivered as provided in this Section 10.08) shall be: (a) in the case of the Company, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of the Administrative Agent, at its address, facsimile number or telex number in New York City set forth on the signature pages hereof, (c) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or
(d) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company.

     Section 10.9.  Survival of Warranties and Certain
Agreements.

    (a) All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes.

   (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company or any other Borrower set forth in Sections
2.12(e) and 2.12(l), the agreements of the Company set forth in Sections 10.02 and 10.03 and the agreements of Banks set forth in Sections 8.02(c), 8.04, 10.04 and
10.05 shall survive the payment of the Loans, the Notes and the termination of this Agreement.

     Section 10.10.  Failure or Indulgence Not Waiver;
Remedies Cumulative . No failure or delay on the part of any Bank or of any holder of any Note or lender of any Loan in the exercise of any power, right or privilege hereunder or under the Notes or the Loans shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Notes or the Loans are cumulative to and not exclusive of any rights or remedies otherwise available.

     Section 10.11.  Severability.  In case any
provision in or obligation under this Agreement or any Note or Loan shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations thereof, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 10.12.  Obligations Several; Independent
Nature of Banks' Rights. The obligation of each Bank hereunder is several, and no Bank shall be responsible for the obligation or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     Section 10.13.  Headings.  Section and subsection
headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     Section 10.14.  Applicable Law, Consent To
Jurisdiction.

   (a)  THIS AGREEMENT, THE NOTES AND THE LOANS SHALL
BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

   (b)  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY
BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OF THE
OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR
FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF
NEW YORK AND BY EXECUTION AND DELIVERY OF THIS
AGREEMENT EACH BORROWER ACCEPTS FOR ITSELF AND IN
CONNECTION WITH ITS PROPERTIES, GENERALLY AND
UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE
AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY
ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS
AGREEMENT.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE
TRIAL BY JURY, AND EACH BORROWER HEREBY IRREVOCABLY
WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION,
ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE
GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR
HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR
PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

     Section 10.15.  Successors and Assigns; Subsequent
Holders of Notes . This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Banks. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Notes and Loans and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Banks shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The
Company's or any Borrower's rights or any interest therein hereunder may not be assigned without the written consent of all the Banks except pursuant to a merger, consolidation or sale, lease or transfer of assets permitted by Section 6.01 hereof. The Banks' rights of assignment are limited by and subject to
Section 10.01 hereof. The Company may, in its sole discretion, upon ten (10) days' prior written notice, replace any of the Banks with one or more banks provided that (i) the Bank being replaced has concurrently therewith been paid in full all amounts due to such Bank hereunder and under any of its Notes,
(ii) the full amount of the Commitments remains unchanged and (iii) the percentages of the total
Commitments allocated to each other Bank (or any successors thereto) remains unchanged unless the prior written consent from such Bank has been obtained. Any such Bank so replaced shall, upon written request of the Company, execute and deliver such instruments and agreements as are reasonably necessary to accomplish the same.

     Section 10.16.  Counterparts; Effectiveness.  This
Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective on such date (the "Effective Date") as a counterpart hereof shall be executed by each of the parties hereto and copies hereof shall be delivered to the Company and the Co-Syndication Agents.

     Section 10.17.  Judgment Currency.  If for the
purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable hereunder (the "Specified Currency") into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent or each Bank, as the case may be, could purchase the Specified Currency with such other currency on the Business Day preceding that on which final, nonappealable judgment is given. The obligations of each Borrower in respect of any sum due to the Administrative Agent or any of the Banks hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Bank, as the case may be, of any sum adjudged to be so due in such other currency the Administrative Agent or any Bank, as the case may be, may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to the Administrative Agent or such Bank, in the Specified Currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Bank, as the case may be, against such loss.





















     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                         Company:

                         TEXTRON INC.



                         By:   /s/ Thomas J. Fredericks
                            Title: Assistant Treasurer

                            Notice Address:
                            Textron Inc.
                            40 Westminster Street
                            Providence, RI  02903
                            Attention:  Treasurer

                            Telephone No. 401-457-2244
                            Telecopy No.  401-457-3533

                            with a copy to:
                            Textron Inc.
                            40 Westminster Street
                            Providence, RI  02903
                            Attention:  General Counsel

Administrative Agent:

                    MORGAN GUARANTY TRUST COMPANY
                      OF NEW YORK


                    By:   /s/ Robert Bottamedi
                    Title: Vice President


                    Co-Syndication Agents:

                    THE CHASE MANHATTAN BANK


                    By:   /s/ James B. Treger
                      Title: Vice President


                    CITICORP SECURITIES, INC.


                    By:   /s/ William G. Martens, III
                      Title: Managing Director


                    DEUTSCHE BANK AG, NEW YORK BRANCH


                    By:   /s/ Robert Wood
                      Title: Director


                    By:   /s/ Susan Pearson
                      Title: Vice President
Commitments

                    Administrative Agent

$36,666,667              MORGAN GUARANTY TRUST COMPANY
                      OF NEW YORK


                    By:   /s/ Robert Bottamedi
                      Title: Vice President


                    Co-Syndication Agents (or an
                     Affiliate thereof)


$33,333,333           THE CHASE MANHATTAN BANK


                    By:   /s/ James B. Treger
                      Title: Vice President


$33,333,333           CITIBANK, N.A.


                    By:   /s/ William G. Martens, III
                      Title: Attorney-In-Fact


$33,333,333           DEUTSCHE BANK AG, NEW YORK AND/OR
                      CAYMAN ISLANDS BRANCH


                    By:   /s/ Robert Wood
                      Title: Director


                    By:   /s/ Susan Pearson
                      Title: Vice President




                    Senior Managing Agents

$33,333,333           BANK OF AMERICA NATIONAL TRUST
                      AND
                      SAVINGS ASSOCIATION


                    By:   /s/ W.L. Hess
                      Title: Managing Director


$33,333,333           SWISS BANK, STAMFORD BRANCH


                    By:   /s/ Reto Jenal
                      Title: Director
                             Banking Finance


                    By:   /s/ Dorothy McKinley
                      Title: Associate Director
                             Loan Portfolio Support, US


                    Co-Agents


$20,000,000            BANKBOSTON, N.A.


                    By:   /s/ Harvey H. Thayer, Jr.
                      Title: Director


$20,000,000           BANQUE NATIONALE DE PARIS


                    By:   /s/ Nanette Baudon
                      Title: Assistant Vice President


                    By:   /s/ Richard Pace
                      Title: Vice President
                             Corporate Banking Division
$20,000,000            THE FIRST NATIONAL BANK OF
                        CHICAGO


                    By:   /s/ Robert McMillan
                      Title: Corporate Banking Officer


$20,000,000           FLEET NATIONAL BANK


                    By:   /s/ Roger C. Boucher
                      Title: Vice President


$20,000,000           MARINE MIDLAND BANK


                    By:   /s/ Mark J. Rakov
                      Title: Vice President


$20,000,000           NATIONSBANK OF TEXAS, N.A.


                    By:   /s/ Marcus A. Boyer
                      Title: Senior Vice President


$20,000,000            ROYAL BANK OF CANADA


                    By:   /s/ C.S. Romano
                      Title: Manager









$20,000,000           SOCIETE GENERALE FINANCE (IRELAND)
                       LIMITED


                    By:   /s/ Aidan Storey
                      Title: Account Executive


                    By:   /s/ Therese Leonard
                      Title: Account Manager


$20,000,000           THE BANK OF NEW YORK


                    By:   /s/ William G.C. Dakin
                      Title: Vice President

                    Participants


$11,666,667           BANK OF TOKYO-MITSUBISHI
                      TRUST COMPANY


                    By:   /s/ William J. Derasmo
                      Title: Vice President


$11,666,667            BANQUE PARIBAS


                    By:   /s/ Robert G. Carino
                      Title: Vice President


                    By:   /s/ Duane Helkowski
                      Title: Vice President





$11,666,667           BARCLAYS BANK PLC


                    By:   /s/ Paul Kavanagh
                      Title: Director


$11,666,667           CANADIAN IMPERIAL BANK OF
                      COMMERCE


                    By:   /s/ W.B. Anderson
                      Title: Executive Director/Authorized Signatory


$11,666,667           CREDIT SUISSE FIRST BOSTON CORP.


                    By:   /s/ Lynn Allegaert
                      Title: Vice President


                    By:   /s/ Robert B. Potter
                      Title: Vice President


$11,666,667           DEN DANSKE BANK


                    By:   /s/ John A. O'Neill
                      Title: Vice President


                    By:   /s/ Peter L. Hargraves
                      Title: Vice President


$11,666,667           FIRST UNION NATIONAL BANK


                    By:   /s/ Mary J. Amatore
                      Title: Vice President


$11,666,667           MELLON BANK, N.A.


                    By: /s/ R. Jane Westrich
                      Title: Vice President


$11,666,667           SUNTRUST BANK, ATLANTA


                    By:   /s/ W. David Wisdom
                      Title: Group Vice President


                    By:   /s/ Laura G. Harrison
                      Title: Assistant Vice President


$11,666,667           THE INDUSTRIAL BANK OF JAPAN
                      TRUST COMPANY


                    By:   /s/ John V. Veltri
                      Title: Senior Vice President



















                                         EXHIBIT A-1 to
                                       Credit Agreement


                     TEXTRON INC.
                   PROMISSORY NOTE

                              New York, New York
                              April 1, 1998

     FOR VALUE RECEIVED, the undersigned [NAME OF
BORROWER], a _____________ corporation (the
"Borrower"), HEREBY PROMISES TO PAY to the order of
______________ (the "Payee") for the account of its Applicable Lending Office, on or before March 31, 1999, the principal amount of each Syndicated Loan made by the Lender to the Borrower pursuant to the Credit
Agreement referred to below .

     The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement dated as of April 1, 1998 (such
Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement") among the Borrower, the Banks listed therein, Morgan Guaranty Trust Company of
New York, as Administrative Agent and The Chase
Manhattan Bank, Citicorp Securities, Inc. and Deutsche
Bank AG, New York Branch, as Co-Syndication Agents.

     This Note is one of the Borrower's "Revolving
Notes" and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Syndicated Loans evidenced hereby were made and are to be repaid.
Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     All payments of principal and interest in respect of this Note shall be made in the currency in which the Syndicated Loan is denominated in same day funds (or, if the Syndicated Loan was made in an Alternative
Currency, in such funds as may be then customary for the settlement of international transactions in such Alternative Currency), in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, the Borrower and the Agent shall be entitled to deem the Payee or such person who has been so identified by the transferor in writing to the Borrower and the Agent as the holder of this Note, as the owner and holder of this Note. Each of the Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part thereof it will make a notation on the Schedule attached hereto of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

     Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business
Day and such extension of time shall be included in the computation of the payment of interest on this Note;
provided, however, that in the event that the day on which payment relating to a Eurocurrency Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in such month, then the due date thereof shall be the next preceding Business Day.

     This Note is subject to mandatory prepayment as provided in Section 2.10(c) of the Credit Agreement and prepayment at the option of the Borrower as provided in
Section 2.10(b) of the Credit Agreement.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be (shall automatically become and be declared to be, in the case of certain Events of Default relating to bankruptcy matters), due and payable in the manner, upon the conditions and with the effect provided in the Credit
Agreement.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     The Borrower promises to pay all costs and expenses, including attorneys' fees, all as provided in Section 10.02 of the Credit Agreement, incurred in the collection and enforcement of this Note. The
Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     The Credit Agreement and this Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflict of laws.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.



                         TEXTRON INC.


                         By:
                           Name:
                           Title:
                                                EXHIBIT



   SYNDICATED LOANS AND PRINCIPAL PAYMENTS SCHEDULE

                                       Amount of   Outstanding
              Type of     Amount of    Principal   Principal
              Loan Made   Loan Made    Paid        Balance        Notation
       Date   This Date   This Date    This Date   This Date      Made by

                                         EXHIBIT A-2 to
                                       Credit Agreement

                     TEXTRON INC.
                   PROMISSORY NOTE

                                     New York, New York

                                          April 1, 1998


     FOR VALUE RECEIVED, the undersigned [NAME OF
BORROWER], a _____________ corporation (the
"Borrower"), HEREBY PROMISES TO PAY to the order of
______________ (the "Payee") for the account of its Applicable Lending Office, on or before March 31, 1999
(or such earlier date as may be agreed to between the Borrower and the Payee in the applicable Notice of Competitive Bid Borrowing), the unpaid principal amount of each advance made by the Payee to the Borrower as a Competitive Bid Loan under the Credit Agreement dated as of April 1, 1998 (such Agreement, as amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement") among the Borrower, the Banks listed therein, Morgan Guaranty
Trust Company of New York, as Administrative Agent and
The Chase Manhattan Bank, Citicorp Securities, Inc. and
Deutsche Bank AG, New York Branch, as Co-Syndication
Agents.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the terms of the Credit Agreement and as agreed to between the Borrower and the Payee in any Notice of Competitive Bid
Borrowing.

     This Note is one of the Borrower's "Competitive
Bid Notes" and is issued pursuant to and entitled to the benefits of the Credit Agreement and subject to the terms and conditions agreed to between the Borrower and the Payee in any Notice of Competitive Bid Borrowing, to which reference is hereby made for a more complete statement of the terms and conditions under which the Competitive Bid Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     All payments of principal and interest in respect of the Note shall be made in the currency in which the Competitive Bid Loan is denominated in same day funds
(or if the Competitive Bid Loan was made in an Alternative Currency, in such funds as may be then customary for the settlement of international transactions in such Alternative Currency) in accordance with the Credit Agreement. Until notified in writing of the transfer of this Note, the Borrower and the Agent shall be entitled to deem the Payee or such person who has been so identified by the transferor in writing to the Borrower and the Agent as the holder of this Note, as the owner and holder of this Note. Each of the Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part thereof it will make a notation on the Schedule attached thereto of all principal payments previously made hereunder and of the date to which interest hereon has been paid;
provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal of interest on this Note.

     Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest on this Note.

     Upon the occurrence and continuation of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become due and payable.

     The Borrower promises to pay all costs and expenses, including attorneys' fees, all as provided in
Section 10.02 of the Credit Agreement, incurred in the collection and enforcement of this Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     The Credit Agreement and this Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflict of laws.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.



                         TEXTRON INC.


                         By:
                           Name:
                           Title:
                                                EXHIBIT


COMPETITIVE BID LOANS AND PRINCIPAL PAYMENTS SCHEDULE






                                           EXHIBIT B to
                                       Credit Agreement


                  OPINION OF COUNSEL

                       FOR THE

                       BORROWER

             [Letterhead of Textron Inc.]

                        [DATE]

Morgan Guaranty Trust Company of New York,
   as Administrative Agent
60 Wall Street
New York, New York 10260
   and
The Banks Party to the Credit
Agreement Referenced Below

     Re: Credit Agreement dated as of April 1, 1998 among Textron Corp., the Banks named therein, Morgan Guaranty Trust Company of New York, as Administrative Agent and The Chase
Manhattan
          Bank, Citicorp Securities, Inc. and Deutsche
          Bank AG, New
          York Branch, as Co-Syndication Agents

Ladies and Gentlemen:

     I am the General Counsel of Textron Inc. a
Delaware corporation ("Company"). This opinion is rendered to you pursuant to Section 3.01(b) of the Credit Agreement dated as of April 1, 1998 (the "Credit
Agreement") among the Company, the Banks named as parties thereto (the "Banks"), Morgan Guaranty Trust
Company of New York, as Administrative Agent ("Agent") and The Chase Manhattan Bank, Citicorp Securities, Inc.
and Deutsche Bank AG, New York Branch, as Co-
Syndication Agents. The undersigned has prepared this opinion and delivered it to the Banks for their benefit at the request of the Company. Unless otherwise defined herein, capitalized terms used herein have the meanings set forth in the Credit Agreement.

     In my capacity as General Counsel I have examined originals, or copies identified to my satisfaction , of such records, documents or other instruments as in my judgement are necessary or appropriate to enable me to render the opinions expressed below. I am familiar, either directly or by inquiry of other officers or employees of the Company and its Subsidiaries or others, and/or through examination of the Company's and its Subsidiaries' books and records, with the business, affairs and records of the Company and its Subsidiaries requisite to giving this opinion. Where and as this opinion states conclusions based upon the absence of facts, I have received in the course of my employment no contrary information and would expect to receive such information if an officer of the Company had notice thereof.

     I have been furnished with, and have obtained and relied without independent investigation upon, such certificates and assurances from public officials as I have deemed necessary or appropriate. In my examinations, I have assumed (a) the genuineness of all signatures as to all parties other than the Borrowers, the conformity to original documents of all documents submitted to em as copies or drafts and the authenticity of such originals of such latter documents, (b) as to all Persons other than the Borrowers, the due completion, execution, acknowledgment as indicated thereon and delivery of documents recited herein and therein and the validity and enforceability against all parties thereto, and (c) that each Person other than the Borrowers which is a party to the Credit Agreement has full power, authority and legal right, under its charter and other governing documents, corporate legislation and the laws of its jurisdiction of incorporation, to perform its respective obligations under the Credit Agreement.

     I have investigated such questions of law for the purpose of rendering this opinion as I have deemed necessary. I am opining herein only as to the United
States federal laws, the corporate laws of the State of Delaware and the laws of the State of New York.

     On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, I am of the opinion that:

    1. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into the Credit Agreement and to carry out the transactions contemplated thereby, and to issued the Notes to be issued by such Borrower.

    2. Each Borrower is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and will not have a material adverse effect on the conduct of the business of Company and its Subsidiaries, taken as a whole.

    3. The execution, delivery and performance of the Credit Agreement and the issuance, delivery and payment of the Notes and the borrowing of the Loans have been duly authorized by all necessary corporate action by each Borrower.

    4. The execution, delivery and performance by each Borrower of the Credit Agreement and the issuance, delivery and performance of the Notes by each Borrower or the borrowing of the Loans do not and will not (i) violate any provision of law applicable to the Company or any of its Subsidiaries, the Certificates of Incorporation or By-laws of the Company or any of its Subsidiaries, or, to my knowledge (after inquiry), any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries of which I am aware
(after inquiry), (iii) result in or require the creation or imposition of any material Lien upon any of the material properties or assets of the Company or any of its Subsidiaries under any such Contractual
Obligation or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries of which I am aware (after inquiry) other than such approvals and consents which will be obtained on or before the Effective Date.

    5. The execution, delivery and performance by each Borrower of the Credit Agreement and the issuance, delivery and performance by each Borrower of the Notes executed by such Borrower will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal , state or other Governmental Authority or regulatory body other than any such registration, consent, approval, notice or other action which has been duly made, given or taken.

    6. The Credit Agreement is and the Notes, when executed and delivered will be, and, each Loan when made will be, the legally valid and binding obligations of the applicable Borrower, enforceable against such Borrower in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforce ability.

    7. Except as disclosed in the Financial Statements delivered to the Banks pursuant to Section 4.03 of the Credit Agreement, to my knowledge (after inquiry), there is no action, suit, proceeding, governmental investigation or arbitration (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality, domestic or foreign, pending or, to my knowledge threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries which is probable of being successful and which would have Material Adverse
Effect.

    8. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility
Holding Company Act of 1935 or to any federal or state statute or regulation limiting its ability to incur
Indebtedness for money borrowed as contemplated by the Credit Agreement.

    9. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.



                                   Very truly yours,

                                           Exhibit C to
                                       Credit Agreement


                    [Letterhead of
                Davis Polk & Wardwell]

                                                 [Date]


To the Banks and the Agents
Referred to Below
c/o Morgan Guaranty Trust Company of New York,
       as Administrative Agent
60 Wall Street
New York, New York 10260

     Dear Sirs:

     We have participated in the preparation of the Credit Agreement dated as of April 1, 1998 (the "Credit
Agreement") among Textron Inc., a Delaware corporation
(the "Company"), the Banks party thereto, Morgan
Guaranty Trust Company of New York, as Administrative
Agent (the "Administrative Agent") and The Chase
Manhattan Bank, Citicorp Securities, Inc. and Deutsche
Bank AG, New York Branch, as Co-Syndication Agents (the
"Co-Syndication Agents" and together with the Administrative Agent, the "Agents"), and have acted as special counsel for the Agents for the purpose of rendering this opinion pursuant to Section ? of the Credit Agreement. Terms defined in the Credit
Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

    1. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

    2. The Credit Agreement constitutes a valid and binding agreement of the Company and each Note issued thereunder today constitutes a valid and binding obligation of the Company, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United
States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

Very truly yours,



                                         Exhibit D-1 to
                                       Credit Agreement


       [FORM OF NOTICE OF SYNDICATED BORROWING]


     Pursuant to Section 2.01(b) of that certain Credit
Agreement dated as of April 1, 1998 among Textron Inc., a Delaware corporation (the "Company"), the Banks listed therein (the "Banks"), Morgan Guaranty Trust
Company of New York, as Administrative Agent (the
"Agent") and The Chase Manhattan Bank, Citicorp
Securities, Inc. and Deutsche Bank AG, New York Branch, as Co-Syndication Agents (such Agreement as amended to the date hereof being the "Credit Agreement"), this represents the undersigned Borrower's request to borrow on __________, 19__ from the Banks in accordance with each Bank's Pro Rata share __________ [specify currency] as [Base Rate/Eurocurrency Rate] Loans. [The initial Interest Period for such Loans is requested to be a __________ period.] The proceeds of such Loans are to be deposited in the Borrower's account designated below. The Borrower represents and warrants to the Banks and the Agent that, after giving effect to the Borrowing requested hereby and the making of all loans requested but not funded as of the proposed Funding
Date of the Borrowing requested hereby, the aggregate principal amount of all Loans outstanding in Dollars is $____________ and the aggregate principal amount of all Loans outstanding in [specify for each Alternative
Currency in which Loans are outstanding] is __________.
Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

Dated:

                         [NAME OF BORROWER]



                         By:
                              Name:
                              Title:


                              Account Designation
                              Name of Bank:
                              Account Number:
                                         Exhibit D-2 to
                                       Credit Agreement

    [FORM OF NOTICE OF COMPETITIVE BID BORROWING]

[Name and Address of Bank]



Gentlemen:

     The undersigned refers to the Credit Agreement, dated as of April 1, 1998, among Textron Inc., the Banks listed therein, Morgan Guaranty Trust Company of
New York, as Administrative Agent and The Chase
Manhattan Bank, Citicorp Securities, Inc. and Deutsche
Bank AG, New York Branch, as Co-Syndication Agents
(such agreement as amended to the date hereof being the "Credit Agreement") and hereby gives you notice pursuant to Section 2.02(b) of the Credit Agreement that the undersigned hereby requests a Competitive Bid
Loan under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Loan is requested to be made:

     (A)  Date of Competitive Bid Borrowing
     (B)  Amount of Competitive Bid Loan
     (C)  Interest Period (Maturity Date)
     (D)  Currency of Competitive Bid Loan
     (E)  Account Designation:
               Bank
               Account Number
     (F)  Interest Payment Date(s)
     (G)  Type of Competitive Bid Loan
               (Absolute Rate/LIBOR)
     (H)  Aggregate Principal Amount of
          Loans Outstanding in:
               Dollars
               [specify for each Alternative
                 Currency in which Loans
                 are outstanding]
     1(I)

_______________
  1 Insert additional terms, if any.

     The undersigned hereby confirms and represents, as of the date hereof and as of the date of the Competitive Bid Loan, that [2] have been satisfied.


Dated:

                         Very truly yours,

                         [Name of Borrower]


                         By:
                              Name:
                              Title:

2Insert conditions to Borrowing as agreed between the Borrower and the Bank


                                         Exhibit D-3 to
                                       Credit Agreement


     [FORM OF NOTICE OF CONVERSION/CONTINUATION]


     Pursuant to that certain Credit Agreement dated as of April 1, 1998 (as amended to the date hereof, the "Credit Agreement") among Textron Inc. (the "Company"), the Banks listed therein, Morgan Guaranty Trust Company of New York, as Administrative Agent and The Chase
Manhattan Bank, Citicorp Securities, Inc. and Deutsche
Bank AG, New York Branch, as Co-Syndication Agents, this represents the undersigned Borrower's request [A:
to convert $_________ in principal amount of presently outstanding Base Rate Loans with an Interest Payment
Date of __________, 19__ to Eurocurrency Rate Loans on
__________, 19__.  The Interest Period for such
Eurocurrency Rate Loans commencing on such Interest
Payment Date is requested to be a __________ period.]
[B: to continue as Eurocurrency Rate Loans __________ in [specify currency] in principal amount of presently outstanding [Eurocurrency Rate] Loans with an Interest
Payment Date of __________, 19__. The Interest Period for such Eurocurrency Rate Loans commencing on such Interest Payment Date is requested to be a __________ period.]1

     The undersigned officer, to the best of his knowledge, and the Borrower certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement. Capitalized terms used herein without definition have the meanings set forth in the Credit Agreement.

Dated:

                         [Name of Borrower]



                         By:
                              Name:
                              Title:

1Insert Aor B with appropriate insertions

                                           Exhibit E to
                                       Credit Agreement


                     TEXTRON INC.

                Compliance Certificate


     With reference to the provisions of Section 5.01 of the Credit Agreement (the "Agreement") dated as of April 1, 1998, as amended, among Textron Inc. (the
"Company"), the Banks listed therein, Morgan Guaranty
Trust Company of New York, as Administrative Agent and
The Chase Manhattan Bank, Citicorp Securities, Inc. and
Deutsche Bank AG, New York Branch, as Co-Syndication
Agents, the undersigned, being Vice President and Controller (Principal Accounting Officer) of the
Company, hereby certifies that:

     (a) the consolidated balance sheet at [insert date] and the related consolidated statements of income and cash flows for the year then ended which were included in the accompanying
          Annual Report on Form 10-K/10-Q for the
          [year/quarter] ended [insert date], present fairly the consolidated financial position of Textron Inc. at [insert date] and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles which have been applied on a consistent basis during the period except as noted in such Report;

     (b)  with respect to Section 6.03(a) of the
          Agreement, the Company's Consolidated Net
          Worth (as defined in the Agreement) was
          greater than [insert amount] as at [insert date] (see Schedule A attached hereto);

     (c)  with respect to Section 6.03(b) of the
          Agreement, the Company's Interest Coverage
          Ratio (as defined in the Agreement) was
          greater than 1.5 to 1.0 as at [insert date]
          (see calculation set forth on Schedule A attached hereto):

     (d) the undersigned has reviewed the terms of the Agreement and has made, or caused to be made under the undersigned's supervision, a review in reasonable detail of the transactions and condition of the Company and its consolidated subsidiaries during the accounting period covered by the above-referenced financial statements and the undersigned has no knowledge of the existence as at the date of this certificate of any condition or event which constitutes an Event of Default or a Potential Event of Default (as such terms are defined in the Agreement).

     IN WITNESS WHEREOF, the undersigned has hereunto
set his hand this     day of          ,
 .




                         Vice President and Controller
                                             Schedule A


                     TEXTRON INC.
                 Financial Covenants
             (in millions, except ratios)


                                          [Insert Date]
Section 6.03(a) -
     Consolidated Net Worth             $
     Less: Affiliate Amount
                                        $

     Minimum permitted:
          Minimum permitted as of 1/3/98 $     3,000.00
          Add: Consolidated net income (loss)
          (adjusted to 1/3/98 GAAP)

          For the quarter ended [Insert Date]
               If income, X 40%
               If loss, X 0%

          [Repeat for subsequent quarters]
                                        $

     Add: Equity issuances (excluding exercise of employee stock options)

     Minimum permitted as of [Insert Date]$              0.0

Section 6.03(b) - Interest Coverage RatioFour fiscal quarter period ended
                                          [Insert Date]

     Consolidated EBITDA           $

     Consolidated Interest Expense $

     Consolidated EBITDA to Consolidated
        Interest Expense

     Minimum permitted                     1.5 to 1.0
                                           Exhibit F to
                                       Credit Agreement


             FORM OF TRANSFER SUPPLEMENT

     TRANSFER SUPPLEMENT, dated as of __________, 19__, among [NAME OF BANK] (the "Transferor Bank") and each bank listed as a Purchasing Bank on the signature pages hereof (each, a "Purchasing Bank"), and Morgan Guaranty
Trust Company of New York, as Administrative Agent (the
"Agent") for the Banks under the Credit Agreement described below and as agreed to by Textron Inc., a Delaware corporation (the "Company").

                 W I T N E S S E T H

     WHEREAS, this Transfer Supplement is being executed and delivered pursuant to Section 10.01(f) of the Credit Agreement dated as of April 1, 1998, among the Company, the Agent, the Banks listed therein and The Chase Manhattan Bank, Citicorp Securities, Inc. and
Deutsche Bank AG, New York Branch, as Co-Syndication
Agents (as such agreement may be amended, amended and restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"); capitalized terms used and not otherwise defined herein being used herein as therein defined);

     WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

     WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank certain rights, obligations and commitments of the Transferor Bank under the Credit Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

 2(a). Upon the execution and delivery of this Transfer Supplement by each Purchasing Bank, the
Transferor Bank, the Agent and the Company, each such Purchasing Bank shall be a Bank party to the Credit
Agreement for all purposes thereof.

  (b). The Transferor Bank acknowledges receipt from each Purchasing Bank of an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank, of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "Purchased Pro
Rata Share") of the outstanding principal amount of, and accrued interest on, the Loans and all other amounts owing to the Transferor Bank under the Credit
Agreement and/or the Notes to the extent shown on
Schedule I hereto. The Transferor Bank hereby irrevocably sells, assigns and transfers to each Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased Pro Rata Share of the
Commitment of the Transferor Bank and the presently outstanding Loans and other amounts owing to the Transferor Bank under the Credit Agreement and/or the Notes as shown on Schedule I, together with all the corresponding rights and obligations of the Transferor
Bank in, to and under all instruments and documents pertaining thereto.

  (c). The Transferor Bank has made arrangements with each Purchasing Bank with respect to the portion, if any, to be paid by the Transferor Bank to such Purchasing Bank of fees heretofore received by the Transferor Bank pursuant to the Credit Agreement.

  (d). Each Purchasing Bank or the Transferor Bank (as they have mutually agreed) has paid to the Agent a non-refundable fee of $3,000 (per Purchasing Bank) to cover administrative and other expenses, as provided in
Section 10.01(f) of the Credit Agreement.

  (e). From and after the date hereof, principal, interest, fees, commissions and other amounts that would otherwise be payable to or for the account of the Transferor Bank pursuant to or in respect of the Credit
Agreement and/or the Notes transferred to each Purchasing Bank hereunder shall, instead, be payable to or for the account of the Transferor Bank and each of the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Transfer Supplement, whether such amounts have accrued prior to the date hereof or accrue subsequent to the date hereof.

  (f). Concurrently with the execution and delivery hereof, the Company, the Transferor Bank and each Purchasing Bank shall make appropriate arrangements so that replacement Notes, as applicable, are issued to the Transferor Bank, and new Notes or replacement
Notes, as appropriate, are issued to each Purchasing
Bank, in each case in principal amounts reflecting, in accordance with the Credit Agreement, outstanding Loans owing to them in which they participate and, as appropriate, their Commitment (as adjusted pursuant to this Transfer Supplement) as shown in Schedule I.

  (g). Concurrently with the execution and delivery hereof, the Agent will, at the expense of the Transferor Bank, provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered to the Agent on the Effective Date in satisfaction of the conditions precedent set forth in the Credit Agreement.
  (h). Each of the parties to this Transfer Supplement agrees that at any time and form time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Transfer
Supplement.

  (i).  Schedule I hereto sets forth the revised
Commitment, amount of outstanding Loans and the Pro
Rata Shares of the Transferor Bank and each Purchasing
Bank as well as administrative information with respect to each Purchasing Bank.

  (j).  THIS TRANSFER SUPPLEMENT SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE
OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF
CONFLICT OF LAWS.
     IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers as of the date first set forth above.

                         [NAME OF BANK], as Transferor
Bank



                         By:
                              Name:
                              Title:

                         [NAME OF PURCHASING BANK],
                         as Purchasing Bank



                         By:
                              Name:
                              Title:

                         MORGAN GUARANTY TRUST
                         COMPANY OF NEW YORK,
                         as Administrative Agent



                         By:
                              Name:
                              Title:

Agreed to as of this __
day of ______, 19__

TEXTRON INC.



By:
     Name:
     Title:
                      SCHEDULE I

[Transferor Bank]

Amount of Commitment, Outstanding Loans and Pro Rata share:

Prior to giving effect to transfer:

     Amount of Commitment               $
     Amount of Outstanding Syndicated
          Loans                         $
     Amount of Outstanding Competitive
          Bid Loans                     $
     Pro Rata Share                          %

After giving effect to transfer:

     Amount of Commitment               $
     Amount of Outstanding Syndicated
          Loans                         $
     Amount of Outstanding Competitive
          Bid Loans                     $
     Pro Rata Share                          %

[Purchasing Bank]

Offices:

     Domestic Lending Office            Notices

     Address:
     Attn:
     Telephone:
     Telecopy:

     Eurocurrency Lending Office             Notices

     Address:
     Attn:
     Telephone:
     Telecopy:

Commitment, Loans Transferred and Pro Rata Share:

     Amount of Commitment               $
     Amount of Outstanding Loans        $
     Purchased Pro Rata Share                %

                                           Exhibit G to
                                       Credit Agreement


              LOAN ASSUMPTION AGREEMENT

     Reference is hereby made to the Credit Agreement dated as of April 1, 1998 (such Agreement as amended to the date hereof and as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof being the "Credit Agreement") among Textron Inc., the Banks listed therein, Morgan Guaranty Trust Company of New
York, as Administrative Agent and The Chase Manhattan
Bank, Citicorp Securities, Inc. and Deutsche Bank AG,
New York Branch, as Co-Syndication Agents. The undersigned desires to become a Borrower (as defined in the Credit Agreement) under the Credit Agreement. In consideration of the covenants and mutual promises contained therein, the undersigned acknowledges the terms of the Credit Agreement and agrees to assume the Credit Agreement as a Subsidiary Borrower as if it were originally a signatory thereto and to be bound thereby and under the Notes (as defined in the Credit
Agreement) executed by it and under any Loans (as defined in the Credit Agreement) incurred by it as if it were an original Borrower thereunder.

                         [Insert Name of Subsidiary]



                         By:

                              Date:

                              Notice Address:







     The undersigned hereby acknowledges the foregoing and further acknowledges that the guarantee set forth in Article 9 of the Credit Agreement is not affected by the addition of the above signed Subsidiary as a Borrower under the Credit Agreement.

                         TEXTRON INC.



                         By:

                              Date: